AS FILED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 10, 2012

REGISTRATION NO. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, AG

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, LTD

(Exact name of each registrant as specified in its charter)

Allied World Assurance Company Holdings, AG Zug, Switzerland	Allied World Assurance Company Holdings, Ltd Pembroke, Bermuda
(State or other jurisdiction of incorporation or organization)	(State or other jurisdiction of incorporation or organization)

98-0681223	98-0481737
(I.R.S. Employer Identification Number)	(I.R.S. Employer Identification Number)

LINDENSTRASSE 8 6340 BAAR ZUG, SWITZERLAND 41-41-768-1080	27 RICHMOND ROAD PEMBROKE HM 08 BERMUDA (441) 278-5400
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

CT CORPORATION SYSTEM

111 EIGHTH AVENUE, 13TH FLOOR

NEW YORK, NEW YORK 10011

(212) 894-8940

(Name, address, including zip code, and telephone number, including area code, of agent for service)

COPIES TO:

WESLEY D. DUPONT, ESQ. ALLIED WORLD ASSURANCE COMPANY HOLDINGS, AG LINDENSTRASSE 8 6340 BAAR ZUG, SWITZERLAND (646) 794-0506 (646) 794-0613 (FACSIMILE)	STEVEN A. SEIDMAN, ESQ. JEFFREY S. HOCHMAN, ESQ. WILLKIE FARR & GALLAGHER LLP 787 SEVENTH AVENUE NEW YORK, NY 10019 (212) 728-8000 (212) 728-8111 (FACSIMILE)

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED(1)	AMOUNT TO BE REGISTERED	PROPOSED MAXIMUM OFFERING PRICE PER UNIT	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE	AMOUNT OF REGISTRATION FEE
Common Shares of Allied World Assurance Company Holdings, AG	(2)(3)	(2)(3)	(2)(3)	(5)
Debt Securities of Allied World Assurance Company Holdings, Ltd(4)	(2)(3)	(2)(3)	(2)(3)	(5)
Guarantee of Debt Securities of Allied World Assurance Company Holdings, Ltd	(6)	(6)	(6)	(6)
Warrants to Purchase Common Shares of Allied World Assurance Company Holdings, AG	(2)(3)	(2)(3)	(2)(3)	(5)
Warrants to Purchase Debt Securities of Allied World Assurance Company Holdings, Ltd	(2)(3)	(2)(3)	(2)(3)	(5)
Units	(2)(3)	(2)(3)	(2)(3)	(5)

(1)	There is being registered hereunder such indeterminate number or amount of common shares of Allied World Assurance Company Holdings, AG (“Allied World Switzerland”), warrants to purchase common shares of Allied World Switzerland, debt securities of Allied World Assurance Company Holdings, Ltd (“Allied World Bermuda”), guarantees of debt securities of Allied World Bermuda, warrants to purchase debt securities of Allied World Bermuda and units which may consist of any combination of the securities being registered hereby, each as may from time to time be issued at indeterminate prices and as may be issuable upon conversion, redemption, exchange, exercise or settlement of any securities registered hereunder. The offered securities may be sold separately, together or as units with other offered securities.
(2)	Not applicable pursuant to Form S-3 General Instruction II(E).
(3)	Such indeterminate number or amount of common shares of Allied World Switzerland, debt securities of Allied World Bermuda, warrants to purchase common shares of Allied World Switzerland, warrants to purchase debt securities of Allied World Bermuda and units as may from time to time be issued at indeterminate prices, in U.S. dollars or the equivalent thereof denominated in foreign currencies or units of two or more foreign currencies or composite currencies (such as Swiss francs).
(4)	Subject to Note (3), such indeterminate principal amount of debt securities of Allied World Bermuda (which may be senior or subordinated).
(5)	Deferred in reliance upon Rule 456(b) and Rule 457(r).
(6)	No separate consideration will be received for the guarantees of the debt securities issued by Allied World Bermuda.

PROSPECTUS

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, AG

(“Allied World Switzerland”)

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, LTD

(“Allied World Bermuda”)

COMMON SHARES (ALLIED WORLD SWITZERLAND), DEBT SECURITIES (ALLIED WORLD BERMUDA), GUARANTEES OF DEBT SECURITIES, WARRANTS TO PURCHASE COMMON SHARES, WARRANTS TO PURCHASE DEBT SECURITIES AND UNITS

We may offer and sell from time to time:

•	common shares of Allied World Switzerland;

•	senior or subordinated debt securities of Allied World Bermuda;

•	guarantees of debt securities of Allied World Bermuda;

•	warrants to purchase common shares of Allied World Switzerland;

•	warrants to purchase debt securities of Allied World Bermuda;

•	units which may consist of any combination of the securities listed above.

Allied World Switzerland and/or Allied World Bermuda will provide the specific terms and initial public offering prices of these securities in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest. Allied World Switzerland or Allied World Bermuda will not use this prospectus to confirm sales of any securities unless it is attached to a prospectus supplement.

Allied World Switzerland and/or Allied World Bermuda may sell these securities to or through underwriters and also to other purchasers or through agents. The names of any underwriters or agents will be stated in an accompanying prospectus supplement.

Allied World Switzerland and/or Allied World Bermuda may sell any combination of these securities in one or more offerings for an indeterminate number or amount of securities.

Allied World Switzerland common shares are traded on the New York Stock Exchange under the symbol “AWH”. Other than Allied World Switzerland common shares, there is no public trading market for the other securities that may be offered hereby.

INVESTING IN THESE SECURITIES INVOLVES CERTAIN RISKS. YOU SHOULD CAREFULLY REVIEW THE RISK FACTORS THAT WILL BE INCLUDED IN AN ACCOMPANYING PROSPECTUS SUPPLEMENT.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

This prospectus may not be used to consummate sales of offered securities unless accompanied by a prospectus supplement.

The date of this prospectus is September 10, 2012.

In this prospectus, references to “Allied World”, “we”, “us”, “our”, “the company” or other similar terms mean the consolidated operations of Allied World Assurance Company Holdings, AG and our consolidated subsidiaries; references to “Allied World Switzerland” means Allied World Assurance Company Holdings, AG; and references to “Allied World Bermuda” means Allied World Assurance Company Holdings, Ltd, in each case unless the context requires otherwise. References to “issuers” means Allied World Switzerland and Allied World Bermuda. In addition, references in this prospectus to “dollar” and “$” are to the lawful currency of the United States and references to “Swiss francs” and “CHF” are to the lawful currency of Switzerland. All amounts of Swiss francs reported in this prospectus, or metrics reported in U.S. dollars that are based on Swiss francs (for example par value and share capital amounts for Allied World Switzerland), assume an exchange rate of CHF 0.9827 to $1.00, the exchange rate prevailing on August 1, 2012. The terms “United States” and “U.S.” mean the United States of America, its states, its territories, its possessions and all areas subject to its jurisdiction.

-i-

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that Allied World Switzerland and Allied World Bermuda have filed with the U.S. Securities and Exchange Commission (the “Commission”) using a “shelf” registration process, relating to the common shares of Allied World Switzerland, debt securities of Allied World Bermuda, guarantees of debt securities of Allied World Bermuda, warrants to purchase common shares of Allied World Switzerland, warrants to purchase debt securities of Allied World Bermuda and units described in this prospectus. This means:

•

either or both of Allied World Switzerland and Allied World Bermuda may issue any combination of securities covered by this prospectus from time to time for an indeterminate number or amount of securities;

•	each time Allied World Switzerland and/or Allied World Bermuda offers securities pursuant to this prospectus, the issuer(s) will provide a prospectus supplement; and

•	the prospectus supplement will provide specific information about the terms of that offering and also may add, update or change information contained in this prospectus.

This prospectus provides you with a general description of the securities Allied World Switzerland and/or Allied World Bermuda may offer. This prospectus does not contain all of the information set forth in the registration statement as permitted by the rules and regulations of the Commission. For additional information regarding Allied World Switzerland and Allied World Bermuda and the offered securities, please refer to the registration statement. Each time Allied World Switzerland and/or Allied World Bermuda sells securities, the issuer(s) will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information”.

ABOUT ALLIED WORLD ASSURANCE COMPANY HOLDINGS, AG

Allied World is a Swiss-based specialty insurance and reinsurance company that underwrites a diversified portfolio of property and casualty lines of business through our operations in Bermuda, Hong Kong, Ireland, Singapore, Switzerland, the United Kingdom and the United States. We were formed in Bermuda in 2001, and we redomesticated to Switzerland in December 2010, at which time Allied World Switzerland became the ultimate parent of Allied World Bermuda (the former publicly-traded Bermuda holding company) and its subsidiaries. Since our formation, we have focused primarily on the direct insurance markets. We offer our clients and producers significant capacity in both the direct property and casualty insurance markets as well as in the reinsurance market.

We have three business segments: U.S. insurance, international insurance and reinsurance. Our U.S. insurance segment includes our direct insurance operations in the United States. Within this segment we provide an increasingly diverse range of specialty liability products, with a particular emphasis on coverages for healthcare and professional liability risks. Additionally, we offer a selection of direct general casualty insurance and general property insurance products. We generally target small-and middle-market, non-Fortune 1000 accounts domiciled in North America, including public entities, private companies and non-profit organizations.

Our international insurance segment includes our direct insurance operations outside of the United States. It includes our operations in Bermuda, Europe and Asia. Our Bermuda operations underwrite primarily larger, Fortune 1000 casualty and property risks for accounts domiciled in North America. Our insurance operations in Europe, with offices in Dublin, London and Switzerland, have focused on European and multi-national companies domiciled outside of North America. In addition, our Lloyd’s of London (“Lloyd’s”) Syndicate 2232 offers select product lines including international property, general casualty, healthcare and professional liability, targeted at key territories such as countries in Latin America and the Asia Pacific region. The international insurance segment also encompasses our offices in Asia that were opened in 2009, including our Hong Kong and Singapore offices and Lloyd’s Asia, which underwrite a variety of primary and excess professional liability lines and general casualty and healthcare insurance products.

Our reinsurance segment includes the reinsurance of property, general casualty, professional liability, specialty lines and property catastrophe coverages written by other insurance companies. We presently write reinsurance on both a treaty and a facultative basis, targeting several niche reinsurance markets including professional liability lines, specialty casualty, property for U.S. regional insurers, accident and health, marine, aerospace and crop risks.

Allied World Switzerland is a Swiss corporation with its principal executive offices located at Lindenstrasse 8, 6340 Baar, Zug, Switzerland. Our telephone number at that address is +41-41-768-1080.

ABOUT ALLIED WORLD ASSURANCE COMPANY HOLDINGS, LTD

Allied World Bermuda is a direct, wholly-owned subsidiary of Allied World Switzerland. Allied World Bermuda is the issuer of Allied World’s outstanding 5.50% Senior Notes due November 10, 2020 and 7.50% Senior Notes due August 1, 2016 (“Senior Notes”).

Allied World Bermuda’s principal executive offices are located at 27 Richmond Road, Pembroke, HM 08, Bermuda. Our telephone number at that address is (441) 278-5400.

GENERAL DESCRIPTION OF THE OFFERED SECURITIES

Allied World Switzerland and Allied World Bermuda may from time to time offer under this prospectus, separately or together:

•	common shares of Allied World Switzerland, which we would expect to list on the New York Stock Exchange;

•	senior debt securities of Allied World Bermuda, which may be fully and unconditionally guaranteed by Allied World Switzerland to the extent described in this prospectus;

•	subordinated debt securities of Allied World Bermuda which will be subordinated in right of payment to our senior indebtedness;

•

warrants to purchase common shares of Allied World Switzerland, which will be evidenced by share warrant certificates and may be issued under the share warrant agreement independently or together with any other securities offered by any prospectus supplement and may be attached to or separate from such other offered securities;

•

warrants to purchase debt securities of Allied World Bermuda, which will be evidenced by debt warrant certificates and may be issued under the debt warrant agreement independently or together with any other securities offered by any prospectus supplement and may be attached to or separate from such other offered securities; and

•	units which may consist of any combination of the securities listed above.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth the ratio of our earnings to fixed charges for each of the periods indicated:

	SIX MONTHS ENDED JUNE 30,	FISCAL YEAR ENDED DECEMBER 31,
	2012	2011	2010	2009	2008	2007
Ratio of Earnings to Fixed Charges(1)	12.0	6.2	16.4	15.9	5.2	12.5

(1)	For purposes of determining this ratio, “earnings” consist of consolidated net income before federal income taxes plus fixed charges. “Fixed charges” consist of interest expense on our Senior Notes and one third of payments under our operating leases.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain information included or incorporated by reference in this prospectus or the accompanying prospectus supplement contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995 that involve inherent risks and uncertainties. These statements include in general forward-looking statements both with respect to us and the insurance industry. Statements that are not historical facts, including statements that use terms such as “anticipates”, “believes”, “expects”, “intends”, “plans”, “projects”, “seeks” and “will” and that relate to our plans and objectives for future operations, are forward-looking statements. In light of the risks and uncertainties inherent in all forward-looking statements, the inclusion of such statements in this prospectus should not be considered as a representation by us or any other person that our objectives or plans will be achieved. These statements are based on current plans, estimates and expectations. Actual results may differ materially from those projected in such forward-looking statements and therefore you should not place undue reliance on them. Important factors that could cause actual results to differ materially from those in such forward-looking statements will be set forth in the accompanying prospectus supplement under the heading “Risk Factors.” We are under no obligation (and expressly disclaim any such obligation) to update or revise any forward-looking statement that may be made from time to time, whether as a result of new information, future developments or otherwise.

USE OF PROCEEDS

Unless the applicable prospectus supplement states otherwise, the net proceeds from the sale of securities offered by Allied World Switzerland and/or Allied World Bermuda will be used by us and our subsidiaries for working capital, capital expenditures, acquisitions and other general corporate purposes. Until we use the net proceeds in this manner, we may temporarily use them to make short-term investments or reduce short-term borrowings.

DESCRIPTION OF ALLIED WORLD SWITZERLAND SHARES

The following description of Allied World Switzerland’s share capital is a summary. This summary is not complete and is subject to the complete text of Allied World Switzerland’s articles of association and organizational regulations as well as Swiss corporate law.

CAPITAL STRUCTURE

Allied World Switzerland has one class of shares (voting shares) currently outstanding. All references to “shares” in this “Description of Allied World Switzerland Shares” refer to the shares of Allied World Switzerland with a par value CHF 13.33 ($13.56) per share. None of the non-voting participation certificates referred to in the Allied World Switzerland articles of association are currently outstanding. Therefore, this “Description of Allied World Switzerland Shares” does not address the non-voting participation certificates held by Allied World Switzerland as Treasury Shares. Should Allied World Switzerland re-issue the non-voting participation certificates, specific information about such non-voting participation certificates will be provided in a prospectus supplement.

Issued Share Capital. As of August 1, 2012, the share capital of Allied World Switzerland registered in the commercial register was CHF 499,533,778.66 ($508,152,891.12), composed of 37,474,402 shares.

Increases of Share Capital. Under Swiss law, Allied World Switzerland may increase its share capital and issue new shares through an ordinary capital increase, an authorized capital increase or a conditional capital increase. In each case the issue price for each share may not be less than the par value of the newly issued share. The ordinary capital increase is resolved by the general meeting of shareholders (a “shareholder meeting”). The required majority is as a general rule the approval by a majority of the votes cast at the shareholder meeting. A qualified majority of at least 66 2/3% of the votes and the majority of the par value of the shares, each as represented at the shareholder meeting, is required for capital increases against contributions-in-kind or capital increases where the preemptive rights of shareholders are limited or excluded. The amount by which the capital can be increased in an ordinary capital increase is unlimited, under the condition that sufficient funds can be provided to cover the capital increase. An ordinary capital increase that has been approved by the shareholders must be executed within three months of shareholder approval.

The shareholders can further authorize the board of directors by way of an amendment of the articles of association to increase the share capital in an amount not to exceed 20% of the share capital registered in the commercial register for a period of two years without further shareholder approval. To create authorized capital, a resolution of the shareholder meeting passed by a qualified majority of at least 66 2/3% of the votes and a majority of the par value of the shares represented at a shareholder meeting is required. Additional information regarding authorized share capital increases is set forth below under “— Authorized Share Capital.”

Under Swiss law, conditional share capital is used to issue new shares in the context of employee benefit and incentive plans, debt instruments with conversion rights or warrants granted to shareholders. To create conditional capital, a resolution of the shareholder meeting passed by a qualified majority of at least 66 2/3% of the votes and a majority of the par value of the shares represented at a shareholder meeting is required. The requirements for a conditional capital increase are set forth below under “— Conditional Share Capital.”

Authorized Share Capital. Our board of directors is authorized to issue new shares at any time during a two-year period ending May 3, 2014, and thereby increase the share capital, without further shareholder approval, by a maximum amount of 20% of the share capital registered in the commercial register, which is CHF 99,984,704.24 ($101,709,871.68), or approximately 7,500,728 shares. After the expiration of the initial two-year period, and each subsequent two-year period, if any, authorized share capital will be available to the board of directors for issuance of additional shares only if the authorization is reapproved by shareholders. Our authorized share capital expires on May 3, 2014.

The board of directors determines the time of the issuance, the issuance price, the manner in which the new shares have to be paid in, the date from which the new shares carry the right to dividends and, subject to the provisions of Allied World Switzerland’s articles of association, the conditions for the exercise of the preemptive rights with respect to the issuance as well as the allotment of preemptive rights that are not exercised. The board of directors may allow preemptive rights that are not exercised to expire, or it may place such rights or shares, the preemptive rights of which have not been exercised, at market conditions or use them otherwise in the interest of Allied World Switzerland.

In an authorized capital increase, holders of Allied World Switzerland shares would have preemptive rights to obtain newly issued shares in an amount proportional to the par value of the shares they already hold. However, the board of directors may withdraw or limit these preemptive rights in certain circumstances as set forth in Allied World Switzerland’s articles of association. For further details on these circumstances, see “— Preemptive Rights and Advance Subscription Rights.”

Conditional Share Capital. Our articles of association provide for conditional capital that allows the board of directors to authorize the issuance of up to 5,200,000 of additional shares without obtaining additional shareholder approval as follows:

•

up to a maximum amount not exceeding CHF 13,330,000 ($13,560,000), or approximately 1,000,000 shares, in connection with the exercise of conversion and/or option or warrant rights granted in connection with bonds, notes or similar instruments, issued or to be issued by Allied World Switzerland or by subsidiaries of Allied World Switzerland, including convertible debt instruments; or

•

up to a maximum amount not exceeding CHF 55,986,000 ($56,952,000), or approximately 4,200,000 shares, in connection with the exercise of option rights granted to any employee of Allied World Switzerland or a subsidiary, and any consultant, director or other person providing services to Allied World Switzerland or a subsidiary.

Shareholders’ preemptive rights are excluded with respect to new shares issued out of conditional share capital in connection with our equity-based incentive plans.

In connection with the issuance of bonds, notes or other similar instruments convertible into or exercisable or exchangeable for Allied World Switzerland shares to be issued out of conditional share capital, the board of directors is authorized to withdraw or limit the advance subscription rights of shareholders in certain circumstances. See “— Preemptive Rights and Advance Subscription Rights” below.

Other Classes or Series of Shares. The board of directors may not create shares with increased voting powers (i.e., super-voting shares) or preferred stock (Vorzugsaktien). To create super-voting shares or preferred stock (Vorzugsaktien), a resolution of a shareholder meeting passed by a qualified majority of at least 66 2/3% of the votes and a majority of the par value of the shares represented at such shareholder meeting is required. To create preferred stock, a resolution of a shareholder meeting passed by a majority of the votes cast at such shareholder meeting is required.

Treasury Shares. Treasury Shares held by Allied World Switzerland or any of its subsidiaries are available for future issuances of shares, such as pursuant to our equity-based incentive plans. These Treasury Shares do not have any voting or other rights while held by Allied World Switzerland or any of its subsidiaries.

PREEMPTIVE RIGHTS AND ADVANCE SUBSCRIPTION RIGHTS

Under the Swiss Code of Obligations (the “Swiss Code”), if new shares are being issued, the existing shareholders will have preemptive rights in relation to such shares in proportion to the respective par values of their holdings. In the context of an ordinary capital increase resolved by the shareholder meeting, the shareholders may by a qualified majority of at least 66 2/3% of the votes and a majority of the par value of the shares represented at a shareholder meeting resolve to withdraw or limit the preemptive rights for valid reasons (such as a merger, an acquisition or any of the reasons authorizing the board of directors to withdraw or limit the preemptive rights of shareholders in the context of an authorized capital increase as described below).

If the shareholder meeting approves the creation of authorized or conditional capital, it can thereby also delegate the decision whether to withdraw or limit the preemptive and advance subscription rights for valid reasons to the board of directors. Allied World Switzerland’s articles of association provide for this delegation with respect to Allied World Switzerland’s authorized and conditional share capital in the circumstances described below under “— Authorized Share Capital” and “— Conditional Share Capital.”

Authorized Share Capital. Under the articles of association, the board of directors is authorized to withdraw or limit the preemptive rights of shareholders (and to allocate them to third parties) with respect to the issuance of shares from authorized capital if the issuances are made for the purpose of:

•	mergers, acquisitions of enterprises or participations, financing and/or refinancing of such mergers and acquisitions and other investment projects (including by way of private placements);

•	improving the regulatory capital position of Allied World Switzerland or its subsidiaries (including by way of private placements);

•	broadening the shareholder constituency; or

•	the participation of employees.

Conditional Share Capital. In connection with the issuance of bonds, notes, or similar instruments convertible into or exercisable or exchangeable for Allied World Switzerland shares, the preemptive rights of shareholders are excluded and the board of directors is authorized to withdraw or limit the advance subscription rights of shareholders with respect to such bonds, notes, or similar instruments convertible into or exercisable or exchangeable for Allied World Switzerland shares if their issuance is made in order to (1) finance or re-finance the acquisition of companies, parts of companies or holdings, or new investments planned by Allied World Switzerland, or (2) issue convertible bonds and warrants on the international capital markets or through private placement.

If the advance subscription rights are to be excluded then:

•	the instruments have to be placed at market conditions;

•	the exercise period is not to exceed ten years from the date of issue for warrants and twenty years for conversion rights; and

•	the conversion or exercise price for the new shares is to be set at least in line with the market conditions prevailing at the date on which the instruments are issued.

The preemptive rights of shareholders are excluded with respect to issuances of new shares out of conditional share capital under an equity-based incentive plan to directors, employees, contractors or other persons providing services to Allied World Switzerland or one of its subsidiaries or affiliates.

DIVIDENDS

Under Swiss law, dividends may be paid out only if the corporation has sufficient distributable profits from previous fiscal years, or if the corporation has freely distributable reserves, each as will be presented on the audited annual stand-alone statutory balance sheet. Payments out of the share capital (in other words, the aggregate par value of Allied World Switzerland’s share capital) in the form of dividends are not allowed; however, payments out of share capital may be made by way of a capital reduction to achieve a similar result as the payment of dividends. See “— Reduction of Share Capital” for more information. Qualifying additional paid-in capital may only be paid out as dividends to shareholders following approval by the shareholders of a reclassification of such qualifying additional paid-in capital as freely distributable reserves (to the extent permissible under the Swiss Code). The affirmative vote of shareholders holding a majority of the votes cast at a shareholder meeting must approve reserve reclassifications and distributions of dividends. The board of directors may propose to shareholders that a dividend be paid but cannot itself authorize the dividend. In addition, an Allied World Switzerland shareholder may propose dividends without any dividend proposal by the board. To the extent that dividends are approved by the shareholders, they must be paid.

Under the Swiss Code, if Allied World Switzerland’s general capital reserves amount to less than 20% of the share recorded in the commercial register (i.e., 20% of the aggregate par value of Allied World Switzerland’s capital), then at least 5% of Allied World Switzerland’s annual profit must be retained as general reserves. The Swiss Code permits Allied World Switzerland to accrue additional general reserves. In addition, Allied World Switzerland is required to create a special reserve on its stand-alone annual statutory balance sheet in the amount of the purchase price of shares it or any of its subsidiaries repurchases, which amount may not be used for dividends or subsequent repurchases.

Swiss companies generally must maintain a separate company, stand-alone statutory balance sheet for the purpose of, among other things, determining the amounts available for the return of capital to shareholders, including by way of a distribution of dividends. Amounts available for the return of capital as indicated on Allied World Switzerland’s statutory balance sheet may be materially different from amounts reflected in the consolidated financial statements of Allied World Switzerland prepared using accounting principles generally accepted in the United States. Allied World Switzerland’s auditor must confirm that a dividend proposal made to shareholders conforms with the requirements of the Swiss Code and Allied World Switzerland’s articles of association.

Allied World Switzerland is required under Swiss law to declare any dividends and other capital distributions in Swiss francs. Allied World Switzerland makes dividend payments, if any, to holders of Allied World Switzerland shares in U.S. dollars. Continental Stock Transfer & Trust Company is responsible for paying the U.S. dollars to registered holders of shares, less amounts subject to withholding for taxes.

REPURCHASES OF SHARES

The Swiss Code limits a company’s ability to hold or repurchase its own shares. Allied World Switzerland and its subsidiaries may only repurchase shares if and to the extent that sufficient freely distributable equity (including nominal share capital, legal reserves, reserves for Allied World Switzerland’s own shares and special reserves) is available, as described above under “— Dividends.” The aggregate par value of all Allied World Switzerland shares held by Allied World Switzerland and its subsidiaries may not exceed 10% of the aggregate share capital. However, Allied World Switzerland may, according to legal doctrine, repurchase its own shares beyond the statutory limit of 10%, and the requirement for sufficient freely distributable equity will not apply, if the shareholders have passed a resolution at a shareholder meeting authorizing the board of directors to repurchase shares in an amount in excess of 10% and the repurchased shares are designated for cancellation. Any shares repurchased pursuant to such an authorization will then be cancelled at the next shareholder meeting upon the approval of shareholders holding a majority of the votes cast at the shareholder meeting. In May 2012, at Allied World Switzerland’s annual shareholder meeting, the shareholders approved a new share repurchase program for the repurchase of up to $500 million of the shares. Under the terms of this new share repurchase program, shares repurchased shall be designated for cancellation and shall be cancelled upon shareholder approval at a future shareholder meeting and therefore shall not be subject to the statutory provision of Swiss law that prohibits Allied World Switzerland from holding in treasury more than 10% of its aggregate shares. The repurchase of shares will only be made from reserves from capital contributions.

Repurchased shares held by Allied World Switzerland or its subsidiaries do not carry any rights to vote at any shareholder meeting but are entitled to the economic benefits generally associated with the shares.

REDUCTION OF SHARE CAPITAL

Capital distributions may also take the form of a distribution of cash or property that is based upon a reduction of Allied World Switzerland’s share capital recorded in the commercial register. Such a capital reduction requires the approval of shareholders holding a majority of the votes cast at the shareholder meeting. A special audit report must confirm that creditors’ claims remain fully covered despite the reduction in the share capital recorded in the commercial register. Upon approval by the shareholder meeting of the capital reduction, the board of directors must give public notice of the capital reduction resolution in the Swiss Official Gazette of Commerce three times and notify creditors that they may request, within two months of the third publication, satisfaction of or security for their claims. Reduction of share capital requires that the company’s net assets still exceed the share capital and statutory reserves after a par value reduction payment to the shareholders has been made.

SHAREHOLDER MEETINGS

The general meeting of shareholders is Allied World Switzerland’s supreme corporate body. Annual and extraordinary shareholder meetings may be held. The following powers are vested exclusively in the shareholder meeting:

•	adoption and amendment of Allied World Switzerland’s articles of association;

•	election and removal of members of the board of directors and the auditor;

•	approval of the statutory required annual report, the annual accounts and the consolidated financial statements;

•	payments of dividends and any other distributions of capital;

•	discharge of the members of the board of directors from liability for business conduct; and

•

any other resolutions that are submitted to a shareholder meeting pursuant to law, Allied World Switzerland’s articles of association or by voluntary submission by the board of directors (unless a matter is within the exclusive competence of the board of directors pursuant to the Swiss Code).

Under the Swiss Code and Allied World Switzerland’s articles of association, Allied World Switzerland must hold an annual shareholder meeting within six months after the end of its fiscal year for the purpose, among other things, of approving the annual financial statements and the annual report, the annual election of directors for the class whose term has expired and the annual election of auditors. The invitation to shareholder meetings must be published in the Swiss Official Gazette of Commerce at least 20 days prior to the relevant shareholder meeting. The notice of a meeting must state the items on the agenda and the proposals of the board of directors and of the shareholders who demanded that a shareholder meeting be held or that an item be included on the agenda and, in case of elections, the names of the nominated candidates. No resolutions may be passed at a shareholder meeting concerning agenda items for which proper notice was not given. This does not apply, however, to proposals made during a shareholder meeting to convene an extraordinary shareholder meeting or to initiate a special investigation. No previous notification will be required for proposals concerning items included on the agenda or for debates as to which no vote is taken. Pursuant to the Swiss Code, any shareholder may make proposals for any item included on the agenda of a shareholder meeting at any time before the taking of the resolution including the nomination of a director if the election of the board of directors is an item on the agenda. A shareholder registered in the share register with voting rights may participate in such meeting either in person or by a third party appointed by way of a written proxy. Beneficial owners of shares held through a nominee exercise shareholders’ rights through such nominee.

An annual shareholder meeting may be convened by the board of directors or, under certain circumstances, by the auditor. Shareholder meetings can be held anywhere in Switzerland, provided that the selection of the meeting location does not impair shareholders’ participation rights.

An extraordinary shareholder meeting of Allied World Switzerland may be called upon the resolution of the board of directors or, under certain circumstances, by the auditor. In addition, the board of directors is required to convene an extraordinary shareholder meeting if so requested by the shareholders registered in the share register as holding an aggregate of at least 10% of the shares, specifying the items for the agenda and their proposals, or if it appears from the stand-alone annual statutory balance sheet that half of the company’s share capital and reserves are not covered by the company’s assets. In the latter case, the board of directors must immediately convene an extraordinary shareholder meeting and propose financial restructuring measures.

Under Swiss law and Allied World Switzerland’s articles of association, a shareholder or group of shareholders registered in Allied World Switzerland’s share register representing shares with a par value of at least CHF 1 million may submit a proposal for consideration by the shareholders at any annual shareholder meeting by giving written notice of such intent in writing and received by Allied World Switzerland not less than 60 calendar days in advance of the date of the meeting.

The board of directors or chairman of the board of directors may postpone a shareholder meeting with sufficient factual reason, provided that notice of postponement is given to the shareholders in the same form as the invitation before the time for such meeting. A new notice is then required to hold the postponed meeting. According to legal doctrine, a shareholder meeting for which a notice of meeting has been duly published may not be adjourned without publishing a new notice of meeting.

Shareholders registered with voting rights in the share register may, at a shareholder meeting, raise new proposals or counterproposals related to any existing proposal or item already on the agenda. Except as required by law, no resolution of the shareholders may be passed on items proposed without notice at a shareholder meeting and having no bearing on any of the proposed items of the agenda.

Allied World Switzerland’s annual report and auditor’s report must be made available for inspection by the shareholders at Allied World Switzerland’s place of incorporation no later than 20 days prior to the meeting. The annual report will include Allied World Switzerland’s financial statements (statutory and consolidated) and a description of its business and economic situation. Each shareholder is entitled to request immediate delivery of a copy of these documents free of charge. Shareholders of record will be notified of this in writing.

VOTING

Each Allied World Switzerland share carries one vote at a shareholder meeting. Voting rights may be exercised by shareholders registered in Allied World Switzerland’s share register with voting rights in person or by a duly appointed proxy of a shareholder registered in the share register with voting rights, which proxy need not be a shareholder. Except as described below, Allied World Switzerland’s articles of association do not limit the number of shares that may be voted by a single shareholder. Beneficial owners of shares held through a nominee exercise shareholders’ rights through the nominee.

Allied World Switzerland’s articles of association limit the voting rights of shares that are “controlled shares” of a shareholder to one vote less than 10% of the total voting rights of Allied World Switzerland’s share capital as registered with the commercial register. Controlled shares of a shareholder consist of shares owned by the shareholder (i) directly or (ii) by application of certain constructive ownership rules. These rules are derived from constructive ownership rules contained in the Internal Revenue Code of 1986, as amended (the “U.S. Code”) relating to “controlled foreign corporation” status but are broader than the U.S. Code in that the U.S. Code distinguishes in some respects between U.S. and non-U.S. persons, while Swiss law would not support rules that discriminate based on citizenship or residence. The board of directors may waive this restriction.

To be able to exercise voting rights, holders of the shares must apply to us for enrollment in our share register as shareholders with voting rights. The form of application includes a representation that the holder is holding shares for his own account. Certain exceptions exist for nominees. The board of directors has registered Cede & Co., as nominee of The Depository Trust Company (“DTC”), with voting rights with respect to shares held in “street name” through DTC.

Registration of a shareholder in Allied World Switzerland’s share register can be refused on the following grounds:

•

No individual or legal entity may, directly or indirectly, formally, constructively or beneficially own (as defined in Article 14 of the articles of association) or otherwise control voting rights with respect to 10% or more of the share capital recorded in the commercial register. Those associated through capital, voting power, joint management or in any other way, or joining for the acquisition of shares, shall be regarded as one person. Persons holding shares exceeding the limit of 10% shall be entered in the share register with respect to such shares as shareholders without voting rights;

•

The limit of 10% of the share capital also applies to the subscription for, or acquisition of, shares by exercising option or convertible rights arising from registered or bearer securities or any other securities issued by Allied World Switzerland or third parties, as well as by means of exercising purchased preemptive rights arising from either registered or bearer shares. Persons holding shares exceeding the limit of 10% shall be entered in the share register with respect to such excess shares as shareholders without voting rights;

•

The board of directors shall reject entry of holders of shares as shareholder with voting rights in the share register or shall decide on their deregistration when the acquirer or shareholder upon request does not expressly state that she/he has acquired or holds the shares in her/his own name and for her/his own account.

The board of directors may record Cede & Co and other nominees in our share register as shareholders with the right to vote without limitation when the nominee undertakes the obligation to disclose at any time to us at our written request the names, addresses and share holdings of each person for whom such nominee is holding shares. Beneficial owners of shares who hold their shares through nominees exercise their rights through the intermediation of such nominees.

If the board of directors refuses to register a shareholder in the share register as a shareholder with voting rights, the board must notify the shareholder of such refusal within 20 days of the receipt of the application. Furthermore, the board may cancel, with retroactive application, the registration of a shareholder with voting rights if the initial registration was on the basis of false information in the shareholder’s application. Shareholders registered without voting rights may not participate in or vote at Allied World Switzerland’s shareholder meetings, but will be entitled to dividends, preemptive rights and liquidation proceeds. Only shareholders that are registered as shareholders with voting rights on the relevant record date are permitted to participate in and vote at a shareholder meeting.

Treasury Shares, whether owned by Allied World Switzerland or one of its majority-owned subsidiaries, will not be entitled to vote at shareholder meetings.

Pursuant to Allied World Switzerland’s articles of association, the shareholders generally pass resolutions and make elections at shareholder meetings by the affirmative vote of a simple majority of the votes cast (whereby abstentions, broker non-votes, blank or invalid ballots are disregarded for purposes of establishing the majority).

The Swiss Code and/or Allied World Switzerland’s articles of association require the affirmative vote of at least 66 2/3% of the voting rights and a majority of the par value of the shares, each as represented at a shareholder meeting to approve the following matters:

•	a change of the purpose of Allied World Switzerland;

•	the creation of shares with privileged voting rights;

•	the restriction on the transferability of shares;

•	an increase of capital, authorized or subject to a condition;

•	an increase of capital out of equity against contributions in kind, or for the purpose of acquisition of assets and the granting of special benefits;

•	the limitation or withdrawal of preemptive rights;

•	a change in the domicile of Allied World Switzerland;

•	the liquidation of Allied World Switzerland;

•	the alleviating or withdrawal of restrictions upon the transfer of shares;

•	the conversion of shares into bearer shares and vice versa;

•	the dismissal of any member of the board of directors according to Article 705, paragraph 1 of the Swiss Code; and

•	any alteration or amendment of Articles 8, 14, 15 or 16 of the articles of association, which relate to the voting rights of shareholders of Allied World Switzerland.

The same supermajority voting requirements apply to resolutions in relation to transactions among corporations based on Switzerland’s Federal Act on Mergers, Demergers, Transformations and the Transfer of Assets (the “Merger Act”), including a merger, demerger or conversion of a corporation (other than a cash-out or certain squeeze-out mergers, in which minority shareholders of the company being acquired may be compensated in a form other than through shares of the acquiring company, for instance, through cash or securities of a parent company of the acquiring company or of another company — in such a merger, an affirmative vote of 90% of the outstanding shares is required). Swiss law may also impose this supermajority voting requirement in connection with the sale of “all or substantially all of its assets” by Allied World Switzerland. See “— Compulsory Acquisitions; Appraisal Rights.”

QUORUM FOR SHAREHOLDER MEETINGS

Under Swiss law, there is no mandatory quorum requirement unless set forth in a company’s articles of association (although certain actions by shareholders require the approval of a specified percentage of all shares, whether or not such shares are actually voted, which has the practical effect of a quorum requirement). Allied World Switzerland’s articles of association provide for a quorum requirement the presence of two or more persons at the shareholder meeting representing in person or by proxy more than 50% of Allied World Switzerland’s total outstanding shares throughout the meeting.

INSPECTION OF BOOKS AND RECORDS

Under the Swiss Code, a shareholder registered in Allied World Switzerland’s share register has a right to inspect the share register with regard to his own shares and otherwise to the extent necessary to exercise his shareholder rights. No other person has a right to inspect the share register. The books and correspondence of a Swiss company may be inspected with the express authorization of a shareholder meeting or by resolution of the board of directors (if unlawfully denied, by court order) and subject to the safeguarding of the company’s business secrets. At a shareholder meeting, any shareholder registered in Allied World Switzerland’s share register is entitled to request information from the board of directors concerning the affairs of the company. Shareholders registered in Allied World Switzerland’s share register may also ask the auditor questions regarding its audit of the company. The board of directors and the auditor must answer shareholders’ questions to the extent necessary for the exercise of shareholders’ rights and subject to prevailing business secrets or other material interests of Allied World Switzerland.

SPECIAL INVESTIGATION

If the shareholders’ inspection and information rights as outlined above prove to be insufficient, any shareholder may propose to a shareholder meeting that specific facts be examined by a special commissioner in a special investigation. If the shareholder meeting approves the proposal, Allied World Switzerland or any shareholder may, within 30 calendar days after the shareholder meeting, request the court at Allied World Switzerland’s registered office to appoint a special commissioner. If the shareholder meeting rejects the request, one or more shareholders representing at least 10% of the share capital or holders of shares in an aggregate par value of at least two million Swiss francs may request the court to appoint a special commissioner. The court will issue such an order if the petitioners can demonstrate that the board of directors, any member of the board or an officer of Allied World Switzerland infringed the law or Allied World Switzerland’s articles of association and thereby damaged the company or the shareholders. The costs of the investigation would generally be allocated to Allied World Switzerland and only in exceptional cases to the petitioners.

COMPULSORY ACQUISITIONS; APPRAISAL RIGHTS

Business combinations and other transactions that are binding on all shareholders are governed by the Merger Act. A statutory merger or demerger requires that at least 66 2/3% of the shares and a majority of the par value of the shares, each as represented at the shareholder meeting vote in favor of the transaction. Under the Merger Act, a “demerger” may take two forms:

•

a legal entity may divide all of its assets and transfer such assets to other legal entities, with the shareholders of the transferring entity receiving equity securities in the acquiring entities and the transferring entity dissolving upon deregistration in the commercial register; or

•

a legal entity may transfer all or a portion of its assets to other legal entities, with the shareholders of the transferring entity receiving equity securities in the acquiring entities (in addition to the current shareholdings).

If a transaction under the Merger Act receives all of the necessary consents, all shareholders would be compelled to participate in the transaction. See “— Voting.”

Swiss companies may be acquired by an acquirer through the direct acquisition of the share capital of the Swiss company. With respect to corporations limited by shares, such as Allied World Switzerland, the Merger Act provides for the possibility of a so-called “cash-out” or “squeeze-out” merger if the acquirer controls 90% of the outstanding shares. In these limited circumstances, minority shareholders of the company being acquired may be compensated in a form other than through shares of the acquiring company (for instance, through cash or securities of a parent company of the acquiring company or of another company). For business combinations effected in the form of a statutory merger or demerger and subject to Swiss law, the Merger Act provides that if the equity rights have not been adequately preserved or compensation payments in the transaction are unreasonable, a shareholder may request the competent court to determine a reasonable amount of compensation.

In addition, under Swiss law, the sale of “all or substantially all of its assets” by Allied World Switzerland may require a resolution of the shareholder meeting passed by holders of at least 66 2/3% of the voting rights and a majority of the par value of the shares, each as represented at the shareholder meeting.

Whether or not a shareholder resolution is required depends on the particular transaction, including whether the following test is satisfied:

•	the company sells a core part of its business, without which it is economically impracticable or unreasonable to continue to operate the remaining business;

•	the company’s assets, after the divestment, are not invested in accordance with the company’s statutory business purpose; and

•

the proceeds of the divestment are not earmarked for reinvestment in accordance with the company’s business purpose but, instead, are intended for distribution to shareholders or for financial investments unrelated to the company’s business.

If all of the foregoing apply, a shareholder resolution would likely be required.

ANTI-TAKEOVER PROVISIONS

Allied World Switzerland’s articles of association have provisions that could have an anti-takeover effect. These provisions are intended to enhance the likelihood of continuity and stability in the composition of the board of directors and in the policies formulated by the board of directors, and may have the effect of discouraging actual or threatened changes of control by limiting certain actions that may be taken by a potential acquirer prior to its having obtained sufficient control to adopt a special resolution amending Allied World Switzerland’s articles of association.

The articles of association provide that Allied World Switzerland’s board of directors will be divided into three classes serving staggered three-year terms. Under the Swiss Code, directors may at any time, with or without cause, be removed from office by resolution of the shareholders at a shareholder meeting, provided that a proposal for such resolution has been put on the agenda for the meeting in accordance with the requirements of the Swiss Code and Allied World Switzerland’s articles of association. Allied World Switzerland’s articles of association provide that a decision of the shareholders at a shareholder meeting to remove a director requires the vote of shareholders holding 66 2/3% of the voting rights and a majority of the par value of the shares, each as represented at a shareholder meeting.

Allied World Switzerland’s articles of association include an authorized share capital, according to which the board of directors is authorized, at any time during a maximum two-year period, to issue a number of shares up to 20% of the share capital registered in the commercial register and to limit or withdraw the preemptive rights of the existing shareholders in various circumstances.

Allied World Switzerland’s articles of association include a provision that permits the board of directors to refuse the registration of a shareholder as shareholder with voting rights in the share register if and to the extent such shareholder owns or otherwise controls alone or together with others 10% of the total voting rights of Allied World Switzerland’s share capital as registered with the commercial register or if such shareholder refuses to confirm to the company that it has acquired the shares for its own account and benefit.

In addition, under Allied World Switzerland’s articles of association, shareholders whose “controlled shares” (as defined in the articles of association) represent 10% or more of the total shares of Allied World Switzerland will be limited to voting one vote less than 10% of the total voting rights of Allied World Switzerland’s share capital as registered with the commercial register, which could make it more difficult for a third party to acquire us without the consent of our board of directors.

For other provisions that could be considered to have an anti-takeover effect, see “— Preemptive Rights and Advance Subscription Rights”, “— Shareholder Meetings” and “— Voting” above.

LEGAL NAME; FORMATION; FISCAL YEAR; REGISTERED OFFICE

The legal and commercial name of Allied World Switzerland is Allied World Assurance Company Holdings, AG. Allied World Switzerland was initially formed on May 4, 2010 and registered with the commercial register of the Canton of Zug on May 12, 2010. Allied World Switzerland is incorporated and domiciled in Zug, Switzerland, and operates under the Swiss Code as a stock corporation (Aktiengesellschaft). Allied World Switzerland is recorded in the Commercial Register of the Canton of Zug with the registration number CH-170.3.034.503-3. Allied World Switzerland’s fiscal year is the calendar year.

Allied World Switzerland’s current registered office in Switzerland is Lindenstrasse 8, 6340 Baar, Zug, Switzerland.

CORPORATE PURPOSE

Allied World Switzerland’s business purpose is to acquire, hold, manage and sell equity participations in businesses in Switzerland and abroad, including in insurance and reinsurance companies as well as in other companies. Allied World Switzerland is the holding company of Allied World.

DURATION; DISSOLUTION; RIGHTS UPON LIQUIDATION

Allied World Switzerland’s duration is unlimited. Allied World Switzerland may be dissolved at any time with the approval of shareholders holding 66 2/3% of the voting rights and a majority of the par value of the shares, each as represented at a shareholder meeting. Dissolution by court order is possible if Allied World Switzerland becomes bankrupt, or for cause at the request of shareholders holding at least 10% of Allied World Switzerland’s share capital. Under Swiss law, any surplus arising out of liquidation, after the settlement of all claims of all creditors, will be distributed to shareholders in proportion to the paid-up par value of shares held, subject to Swiss withholding tax requirements.

UNCERTIFICATED SHARES

Allied World Switzerland is authorized to issue shares in certificated or uncertificated form. Allied World Switzerland currently issues shares in uncertificated, book-entry form.

STOCK EXCHANGE LISTING

Allied World Switzerland’s common shares are listed on the New York Stock Exchange under the symbol “AWH.”

NO SINKING FUND

The shares have no sinking fund provisions.

NO LIABILITY FOR FURTHER CALLS OR ASSESSMENTS

The shares that have been issued to date are duly and validly issued, fully paid and nonassessable.

NO REDEMPTION AND CONVERSION

The shares are not convertible into shares of any other class or series or subject to redemption either by Allied World Switzerland or the holder of the shares.

TRANSFER AND REGISTRATION OF OWNERSHIP OF SHARES

Allied World Switzerland’s articles of association provide for certain restrictions applicable to the transferability of Allied World Switzerland shares. Until recognition of the transfer has been given to the acquirer by Allied World Switzerland. the acquirer can neither exercise the voting right connected with the share nor another right connected with the voting right, while the acquirer is not restricted in the exercise of all other rights as a shareholder. Acquirers of shares not yet recognized by Allied World Switzerland shall, after the transfer of rights, be entered into the share register as shareholders without voting rights. At the shareholder meeting, these shares are deemed not represented.

Allied World Switzerland’s share register will initially be kept by Continental Stock Trust & Transfer Company, which acts as transfer agent and registrar. The share register reflects only record owners of Allied World Switzerland shares. Swiss law does not recognize fractional share interests.

DESCRIPTION OF THE DEBT SECURITIES

We may offer debt securities through Allied World Bermuda. The following description sets forth the general terms and provisions of the debt securities. The applicable prospectus supplement will describe the specific terms of the debt securities offered by that prospectus supplement and any general terms outlined in this section that will not apply to those debt securities. To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in the applicable prospectus supplement, on the other hand, the information in the prospectus supplement shall control.

Allied World Bermuda’s senior debt securities are to be issued under a senior indenture between Allied World Bermuda and the trustee, a copy of which will be filed as an exhibit to a Current Report on Form 8-K in connection with such offering of senior debt securities. Allied World Bermuda’s subordinated debt securities are to be issued under a subordinated indenture between Allied World Bermuda and the trustee, a copy of which will be filed as an exhibit to a Current Report on Form 8-K in connection with such offering of subordinated debt securities. Because the following summaries of the material terms and provisions of the indentures and the related debt securities are not complete, you should refer to the copies of the indentures and the debt securities for complete information regarding the terms and provisions of the indentures, including the definitions of some of the terms used below, and the debt securities. Wherever we refer to particular defined terms of an indenture, those defined terms are incorporated herein by reference.

The senior indenture and the subordinated indenture are sometimes referred to herein collectively as the “indentures” and each individually as an “indenture”. The senior indentures and the subordinated indentures are expected to be substantially identical, except for provisions relating to subordination.

GENERAL

The indentures do not limit the aggregate principal amount of the debt securities which Allied World Bermuda may issue thereunder and provide that Allied World Bermuda may issue the debt securities thereunder from time to time in one or more series. Unless otherwise described in a prospectus supplement regarding any debt securities, the indentures do not limit the amount of other indebtedness or the debt securities which Allied World Bermuda or our subsidiaries may issue.

Unless otherwise provided in a prospectus supplement, Allied World Bermuda’s senior debt securities will be unsecured obligations and will rank equally with all other unsecured and unsubordinated indebtedness. The subordinated debt securities will be unsecured obligations of Allied World Bermuda, subordinated in right of payment to the prior payment in full of all Senior Indebtedness (which term includes the senior debt securities) as described below under “Certain Provisions Applicable to Subordinated Debt Securities — Subordination of the Subordinated Debt Securities Issued by Allied World Bermuda” and in the applicable prospectus supplement.

Because Allied World Switzerland is a holding company, our rights and the rights of our creditors (including the holders of our debt securities) and shareholders to participate in distributions by certain of our subsidiaries upon that subsidiary’s liquidation or reorganization or otherwise would be subject to the prior claims of that subsidiary’s creditors, except to the extent that we may ourselves be a creditor with recognized claims against that subsidiary or our creditors may have the benefit of a guaranty from our subsidiary. None of our creditors has the benefit of a guaranty from any of our subsidiaries. The rights of our creditors (including the holders of Allied World Bermuda’s debt securities) to participate in the distribution of stock owned by us in certain of our subsidiaries, including our insurance subsidiaries, may also be subject to approval by certain insurance regulatory authorities having jurisdiction over such subsidiaries.

The prospectus supplement relating to the particular debt securities offered thereby will describe the following terms of the offered debt securities:

•	the title of such debt securities and the series in which such debt securities will be included, which may include medium-term notes;

•	the aggregate principal amount of such debt securities and any limit upon such principal amount;

•	the date or dates, or the method or methods, if any, by which such date or dates will be determined, on which the principal of such debt securities will be payable;

•

the rate or rates at which such debt securities will bear interest, if any, which rate may be zero in the case of certain debt securities issued at an issue price representing a discount from the principal amount payable at maturity, or the method by which such rate or rates will be determined (including, if applicable, any remarketing option or similar method), and the date or dates from which such interest, if any, will accrue or the method by which such date or dates will be determined;

•	dates applicable to the date or dates on which interest will be so payable;

•

the place or places where the principal of, any premium or interest on or any additional amounts with respect to such debt securities will be payable, any of such debt securities that are issued in registered form may be surrendered for registration of transfer or exchange, and any such debt securities may be surrendered for conversion or exchange;

•

whether any of such debt securities are to be redeemable at the option of Allied World Bermuda and, if so, the date or dates on which, the period or periods within which, the price or prices at which and the other terms and conditions upon which such debt securities may be redeemed, in whole or in part, at the option of Allied World Bermuda;

•

whether Allied World Bermuda will be obligated to redeem or purchase any of such debt securities pursuant to any sinking fund or analogous provision or at the option of any holder thereof and, if so, the date or dates on which, the period or periods within which, the price or prices at which and the other terms and conditions upon which such debt securities will be redeemed or purchased, in whole or in part, pursuant to such obligation, and any provisions for the remarketing of such debt securities so redeemed or purchased;

•

if other than denominations of $1,000 and any integral multiple thereof, the denominations in which any debt securities to be issued in registered form will be issuable and, if other than a denomination of $5,000, the denominations in which any debt securities to be issued in bearer form will be issuable;

•

whether the debt securities will be convertible into common shares of Allied World Switzerland and/or exchangeable for other securities issued by Allied World, and, if so, the terms and conditions upon which such debt securities will be so convertible or exchangeable;

•

if other than the principal amount, the portion of the principal amount (or the method by which such portion will be determined) of such debt securities that will be payable upon declaration of acceleration of the maturity thereof;

•

if other than U.S. dollars, the currency of payment, including composite currencies, of the principal of, any premium or interest on or any additional amounts with respect to any of such debt securities;

•

whether the principal of, any premium or interest on or any additional amounts with respect to such debt securities will be payable, at Allied World Bermuda’s election or the election of a holder, in a currency other than that in which such debt securities are stated to be payable and the date or dates on which, the period or periods within which, and the other terms and conditions upon which, such election may be made;

•	any index, formula or other method used to determine the amount of payments of principal of, any premium or interest on or any additional amounts with respect to such debt securities;

•	whether such debt securities are to be issued in the form of one or more global securities and, if so, the identity of the depositary for such global security or securities;

•	whether such debt securities are the senior debt securities or subordinated debt securities and, if the subordinated debt securities, the specific subordination provisions applicable thereto;

•

in the case of the subordinated debt securities issued by Allied World Bermuda, the relative degree, if any, to which such subordinated debt securities of the series will be senior to or be subordinated to other series of the subordinated debt securities or other indebtedness of Allied World Bermuda in right of payment, whether such other series of the subordinated debt securities or other indebtedness are outstanding or not;

•	any deletions from, modifications of or additions to the Events of Default or covenants of Allied World Bermuda with respect to such debt securities;

•	whether the provisions described below under “— Discharge, Defeasance and Covenant Defeasance” will be applicable to such debt securities;

•

whether, under what circumstances and in which currency Allied World Bermuda will pay additional amounts on account of taxes, fees, assessments or governmental charges on the debt securities of a series and if so, whether Allied World Bermuda will have the option to redeem such debt securities rather than pay such additional amounts;

•	whether any of such debt securities are to be issued upon the exercise of warrants, and the time, manner and place for such debt securities to be authenticated and delivered; and

•	any other terms of such debt securities and any other deletions from or modifications or additions to the applicable indenture in respect of such debt securities.

Allied World Bermuda will have the ability under the indentures to “reopen” a previously issued series of the debt securities and issue additional debt securities of that series or establish additional terms of that series. Allied World Bermuda is also permitted to issue debt securities with the same terms as previously issued debt securities.

Unless otherwise provided in the related prospectus supplement, principal, premium, interest and additional amounts, if any, with respect to any debt securities will be payable at the office or agency maintained by Allied World Bermuda for such purposes (initially the corporate trust office of the trustee). In the case of debt securities issued in registered form, interest may be paid by check mailed to the persons entitled thereto at their addresses appearing on the security register or by transfer to an account maintained by the payee with a bank located in the United States. Interest on debt securities issued in registered form will be payable on any interest payment date to the persons in whose names the debt securities are registered at the close of business on the regular record date with respect to such interest payment date. Interest on such debt securities which have a redemption date after a regular record date, and on or before the following interest payment date, will also be payable to the persons in whose names the debt securities are so registered. All paying agents initially designated by Allied World Bermuda for the debt securities will be named in the related prospectus supplement. Allied World Bermuda may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that Allied World Bermuda will be required to maintain a paying agent in each place where the principal of, any premium or interest on or any additional amounts with respect to the debt securities are payable.

Unless otherwise provided in the related prospectus supplement, the debt securities may be presented for transfer (duly endorsed or accompanied by a written instrument of transfer, if so required by Allied World Bermuda or the security registrar) or exchanged for other debt securities of the same series (containing identical terms and provisions, in any authorized denominations, and of a like aggregate principal amount) at the office or agency maintained by Allied World Bermuda for such purposes (initially the corporate trust office of the trustee). Such transfer or exchange will be made without service charge, but Allied World Bermuda may require payment of a sum sufficient to cover any tax or other governmental charge and any other expenses then payable. Allied World Bermuda will not be required to (1) issue, register the transfer of, or exchange, the debt securities during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any such debt securities and ending at the close of business on the day of such mailing or (2) register the transfer of or exchange any debt security so selected for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part.

Allied World Bermuda will appoint the trustee as security registrar. Any transfer agent (in addition to the security registrar) initially designated by Allied World Bermuda for any debt securities will be named in the related prospectus supplement. Allied World Bermuda may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that Allied World Bermuda will be required to maintain a transfer agent in each place where the principal of, any premium or interest on, or any additional amounts with respect to the debt securities are payable.

Unless otherwise provided in the related prospectus supplement, the debt securities will be issued only in fully registered form without coupons in minimum denominations of $1,000 and any integral multiple thereof. The debt securities may be represented in whole or in part by one or more global debt securities registered in the name of a depositary or its nominee and, if so represented, interests in such global debt security will be shown on, and transfers thereof will be effected only through, records maintained by the designated depositary and its participants as described below. Where the debt securities of any series are issued in bearer form, the special restrictions and considerations, including special offering restrictions and special U.S. federal income tax considerations, applicable to such debt securities and to payment on and transfer and exchange of such debt securities will be described in the related prospectus supplement.

The debt securities may be issued as original issue discount securities (bearing no interest or bearing interest at a rate which at the time of issuance is below market rates) to be sold at a substantial discount below their principal amount and may for various other reasons be considered to have original issue discount for U.S. federal income tax purposes. In general, original issue discount is included in the income of holders on a yield-to-maturity basis. Accordingly, depending on the terms of the debt securities, holders may be required to include amounts in income prior to the receipt thereof. Special U.S. federal income tax and other considerations applicable to original issue discount securities will be described in the related prospectus supplement.

If the purchase price of any debt securities is payable in one or more foreign currencies or currency units or if any debt securities are denominated in one or more foreign currencies or currency units or if the principal of, or any premium or interest on, or any additional amounts with respect to, any debt securities is payable in one or more foreign currencies or currency units, the restrictions, elections, certain U.S. federal income tax considerations, specific terms and other information with respect to such debt securities and such foreign currency or currency units will be set forth in the related prospectus supplement.

Allied World Bermuda will comply with Section 14(e) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any other tender offer rules under the Exchange Act which may then be applicable, in connection with any obligation of Allied World Bermuda to purchase debt securities at the option of the holders. Any such obligation applicable to a series of debt securities will be described in the related prospectus supplement.

Unless otherwise described in a prospectus supplement relating to any debt securities, the indentures do not contain any provisions that would limit the ability of Allied World to incur indebtedness or that would afford holders of the debt securities protection in the event of a sudden and significant decline in the credit quality of Allied World or a takeover, recapitalization or highly leveraged or similar transaction involving Allied World. Accordingly, we could in the future enter into transactions that could increase the amount of indebtedness outstanding at that time or otherwise affect our capital structure or credit rating.

You should refer to the prospectus supplement relating to a particular series of the debt securities for information regarding any deletions from, modifications of, or additions to the Events of Defaults described below or Allied World Bermuda’s covenants contained in the respective indenture, including any addition of a covenant or other provisions providing event risk or similar protection.

CONVERSION AND EXCHANGE

The terms, if any, on which debt securities of any series are convertible into or exchangeable for common shares of Allied World Switzerland, preference shares or other securities, whether issued by Allied World, property or cash, or a combination of any of the foregoing, will be set forth in the related prospectus supplement. Such terms may include provisions for conversion or exchange, either mandatory, at the option of the holder, or at Allied World Bermuda’s option, in which the securities, property or cash to be received by the holders of the debt securities would be calculated according to the factors and at such time as described in the related prospectus supplement. Any such conversion or exchange will comply with applicable law and our governing documents to which such securities relate.

CONSOLIDATION, AMALGAMATION, MERGER AND SALE OF ASSETS

Unless otherwise described in a prospectus supplement, each indenture provides that Allied World Bermuda may not (1) consolidate or amalgamate with or merge into any Person (whether or not affiliated with Allied World Bermuda) or convey, transfer or lease Allied World Bermuda’s properties and assets as an entirety or substantially as an entirety to any Person (whether or not affiliated with Allied World Bermuda), or (2) permit any Person (whether or not affiliated with Allied World Bermuda) to consolidate or amalgamate with or merge into Allied World Bermuda, or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to Allied World Bermuda, unless (a) in the case of (1) above, such Person is a corporation organized and existing under the laws of the U.S., any state thereof or the District of Columbia, Bermuda or any country which is, on the date of the indenture, a member of the Organization of Economic Cooperation and Development and will expressly assume, by supplemental indenture satisfactory in form to the trustee, the due and punctual payment of the principal of, any premium and interest on and any additional amounts with respect to all of the debt securities issued thereunder, and the performance of our obligations under such indenture and the debt securities issued thereunder, and provides for conversion or exchange rights in accordance with the provisions of the debt securities of any series that are convertible or exchangeable into common shares of Allied World Switzerland or other securities; (b) immediately after giving effect to such transaction, no Event of Default, and no event which after notice or lapse of time or both would become an Event of Default, will have happened and be continuing; and (c) certain other conditions are met.

EVENTS OF DEFAULT

Unless Allied World Bermuda provides other or substitute Events of Default in a prospectus supplement, the following events will constitute an Event of Default under the applicable indenture with respect to any series of debt securities issued thereunder (whatever the reason for such Event of Default and whether it will be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1)	default in the payment of any interest on any debt security of such series, or any additional amounts payable with respect thereto, when such interest becomes or such additional amounts become due and payable, and continuance of such default for a period of 60 days;

(2)	default in the payment of the principal of or any premium on any debt security of such series, or any additional amounts payable with respect thereto, when such principal, premium or such additional amounts become due and payable either at maturity, upon any redemption, by declaration of acceleration or otherwise;

(3)	failure to file timely periodic reports with the Commission that continues for 180 days after written notice;

(4)	default by Allied World Bermuda in the performance, or breach, of any other covenant or warranty of Allied World Bermuda contained in the applicable indenture for the benefit of such series or in the debt securities of such series, and the continuance of such default or breach for a period of 90 days after there has been given written notice as provided in such indenture;

(5)	certain events relating to bankruptcy, insolvency or reorganization of Allied World Bermuda; and

(6)	any other Event of Default provided in or pursuant to the indenture.

If an Event of Default with respect to the debt securities of any series (other than an Event of Default described in clause (5) of the preceding paragraph) occurs and is continuing, either the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of such series by written notice as provided in the applicable indenture may declare the principal amount (or such lesser amount as may be provided for in the debt securities of such series) of all outstanding debt securities of such series to be due and payable immediately. At any time after a declaration of acceleration has been made, but before a judgment or decree for payment of money has been obtained by the trustee, and subject to applicable law and certain other provisions of the applicable indenture, the holders of a majority in aggregate principal amount of the debt securities of such series may, under certain circumstances, rescind and annul such acceleration. An Event of Default described in clause (5) of the preceding paragraph will cause the principal amount and accrued interest (or such lesser amount as provided for in the debt securities of such series) to become immediately due and payable without any declaration or other act by the trustee or any holder.

Each indenture provides that, within 90 days after the occurrence of any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to the debt securities of any series, the trustee will transmit, in the manner set forth in such indenture and subject to the exceptions described below, notice of such default to the holders of the debt securities of such series unless such default has been cured or waived. However, except in the case of a default in the payment of principal of, or premium, if any, or interest, if any, on, or additional amounts or any sinking fund with respect to, any debt security of such series, Allied World Bermuda may withhold such notice if and so long as a trust committee of directors and/or responsible officers of the trustee in good faith determine that the withholding of such notice is in the best interest of the holders of the debt securities of such series. In addition, in the case of any default of the character described in clause (3) or (4) of the second preceding paragraph, no such notice to holders will be given until at least 60 days after the default occurs.

If an Event of Default occurs and is continuing with respect to the debt securities of any series, the trustee may in its discretion proceed to protect and enforce its rights and the rights of the holders of the debt securities of such series by all appropriate judicial proceedings. Each indenture provides that, subject to the duty of the trustee during any default to act with the required standard of care, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the debt securities, unless such holders shall have offered to the trustee reasonable indemnity. Subject to such provisions for the indemnification of the trustee, and subject to applicable law and certain other provisions of the applicable indenture, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to debt securities of such series.

MODIFICATION AND WAIVER

Allied World Bermuda and the trustee may modify or amend any indenture with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of each series affected thereby; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding debt security affected thereby:

•	change the stated maturity of the principal of, or any premium or installment of interest on, or any additional amounts with respect to, any debt security,

•

reduce the principal amount of, or the rate (or modify the calculation of such principal amount or rate) of interest on, or any additional amounts with respect to, or any premium payable upon the redemption of, any debt security,

•	change Allied World Bermuda’s obligation to pay additional amounts with respect to any debt security,

•

change the redemption provisions of any debt security or, following the occurrence of any event that would entitle a holder to require Allied World Bermuda to repay any debt security at the option of the holder, adversely affect the right of repayment at the option of such holder, of any affected debt security,

•	change the place of payment or the coin or currency in which the principal of, any premium or interest on or any additional amounts with respect to, any debt security is payable,

•

impair the right to institute suit for the enforcement of any payment on or after the stated maturity of any debt security (or, in the case of redemption, on or after the redemption date or, in the case of repayment at the option of any holder, on or after the repayment date),

•	reduce the percentage in principal amount of the outstanding debt securities, the consent of whose holders is required in order to take specific actions,

•	reduce the requirements for quorum or voting by holders of debt securities in the applicable section of each indenture,

•

modify any of the provisions in the applicable indenture regarding the waiver of past defaults and the waiver of certain covenants by the holders of the debt securities except to increase any percentage vote required or to provide that other provisions of such indenture cannot be modified or waived without the consent of the holder of each debt security affected thereby,

•

make any change that adversely affects the right to convert or exchange any debt security into or for Allied World Switzerland common shares or other Allied World Bermuda debt securities or our other securities, cash or property in accordance with its terms,

•	modify any of the provisions of the subordinated indenture relating to the subordination of the subordinated debt securities in a manner adverse to holders of the subordinated debt securities, or

•	modify any of the above provisions.

In addition, no supplemental indenture may directly or indirectly modify or eliminate the subordination provisions of the subordinated indenture in any manner which might terminate or impair the subordination of the subordinated debt securities to Senior Indebtedness without the prior written consent of the holders of the Senior Indebtedness.

Allied World Bermuda and the trustee may modify or amend any indenture and debt securities of any series without the consent of any holder in order to, among other things:

•	provide for Allied World Bermuda’s successor pursuant to a consolidation, amalgamation, merger or sale of assets;

•

add to Allied World Bermuda’s covenants for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon Allied World Bermuda by the applicable indenture;

•	provide for a successor trustee with respect to debt securities of all or any series;

•

cure any ambiguity or correct or supplement any provision in any indenture which may be defective or inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under any indenture which will not adversely affect the interests of the holders of debt securities of any series issued thereunder in any material respect;

•	change the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of debt securities under any indenture;

•	add any additional Events of Default with respect to all or any series of debt securities;

•	provide for conversion or exchange rights of the holders of any series of debt securities; or

•	make any other change that does not materially adversely affect the interests of the holders of any debt securities then outstanding under the applicable indenture.

The holders of at least a majority in aggregate principal amount of debt securities of any series may, on behalf of the holders of all debt securities of that series, waive compliance by Allied World Bermuda with certain restrictive provisions of the applicable indenture. The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of any series may, on behalf of the holders of all debt securities of that series, waive any past default and its consequences under the applicable indenture with respect to debt securities of that series, except a default (1) in the payment of principal of, any premium or interest on or any additional amounts with respect to debt securities of that series or (2) in respect of a covenant or provision of the applicable indenture that cannot be modified or amended without the consent of the holder of each debt security of any series.

Under each indenture, Allied World Bermuda is required to furnish the trustee annually a statement as to its performance of certain of its obligations under that indenture and as to any default in such performance. Allied World Bermuda is also required to deliver to the trustee, within five days after occurrence thereof, written notice of any Event of Default or any event which after notice or lapse of time or both would constitute an Event of Default.

DISCHARGE, DEFEASANCE AND COVENANT DEFEASANCE

Allied World Bermuda may discharge certain obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by depositing with the trustee, in trust, funds in U.S. dollars or in the Foreign Currency (as defined below) in which such debt securities are payable in an amount or Government Obligations (as defined below), or both, applicable to such debt securities which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient (without reinvestment) to pay the entire indebtedness on such debt securities with respect to principal and any premium, interest and additional amounts to the date of such deposit (if such debt securities have become due and payable) or with respect to principal, any premium and interest to the maturity or redemption date thereof, as the case may be.

Each indenture provides that, unless certain provisions thereof are made inapplicable to debt securities of or within any series pursuant to the terms of the indenture, Allied World Bermuda may elect either (1) to defease and be discharged from any and all obligations with respect to such debt securities (except for, among other things, the obligation to pay additional amounts, if any, upon the occurrence of certain events of taxation, assessment or governmental charge with respect to payments on such debt securities, if the debt securities of a series provide for the payment of such additional amounts, and other obligations to register the transfer or exchange of such debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency with respect to such debt securities and to hold monies for payment in trust) (“defeasance”) or (2) to be released from its obligations with respect to such debt securities under certain covenants as described in the related prospectus supplement, and any omission to comply with such obligations will not constitute a default or an Event of Default with respect to such debt securities (“covenant defeasance”). Defeasance or covenant defeasance, as the case may be, will be conditioned upon the irrevocable deposit by Allied World Bermuda with the trustee, in trust, of an amount in U.S. dollars or in the Foreign Currency in which such debt securities are payable at stated maturity, or Government Obligations, or both, applicable to such debt securities which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient (without reinvestment) to pay the principal of, any premium and interest on such debt securities on the scheduled due dates or any prior redemption date.

Such a trust may only be established if, among other things:

•

the applicable defeasance or covenant defeasance does not result in a breach or violation of, or constitute a default under or any material agreement or instrument to which Allied World Bermuda is a party or by which Allied World Bermuda is bound;

•	no Event of Default or event which with notice or lapse of time or both would become an Event of Default with respect to the debt securities to be defeased will have occurred and be continuing on the date of establishment of such a trust after giving effect to such establishment and, with respect to defeasance only, no bankruptcy proceeding will have occurred and be continuing at any time during the period ending on the 91st day after such date;

•

with respect to registered securities, Allied World Bermuda has delivered to the trustee an opinion of counsel (as specified in each indenture) to the effect that the holders of such debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred, and such opinion of counsel, in the case of defeasance, must refer to and be based upon a letter ruling of the Internal Revenue Service received by Allied World Bermuda, a Revenue Ruling published by the Internal Revenue Service or a change in applicable U.S. federal income tax law occurring after the date of the applicable indenture; and

•	with respect to defeasance, Allied World Bermuda has delivered to the trustee an officers’ certificate as to solvency and the absence of intent of preferring holders over other creditors.

“Foreign Currency” means any currency, currency unit or composite currency, including, without limitation, the euro, issued by the government of one or more countries other than the United States of America or by any recognized confederation or association of such governments.

“Government Obligations” means debt securities which are (1) direct obligations of the United States of America or the other government or governments or confederation or association of governments which issued the Foreign Currency in which the debt securities of a particular series are payable, in each case where the payment or payments thereunder are supported by the full faith and credit of such government or governments or confederation or association of governments or (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America or such other government or governments or confederation or association of governments which issued the Foreign Currency in which the debt securities of such series are payable, in each case, where the timely payment or payments thereunder are unconditionally guaranteed as a full faith and credit obligation by the United States of America or such other government or governments or confederation or association of governments, and which, in the case of clauses (1) or (2), are not callable or redeemable at our option, and will also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of or other amount with respect to any such Government Obligation held by such custodian for the account of the holder of such depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian with respect to the Government Obligation or the specific payment of interest on or principal of or other amount with respect to the Government Obligation evidenced by such depository receipt.

If after Allied World Bermuda has deposited funds and/or Government Obligations to effect defeasance or covenant defeasance with respect to debt securities of any series, (1) the holder of a debt security of that series is entitled to, and does, elect pursuant to the applicable indenture or the terms of such debt security to receive payment in a currency other than that in which such deposit has been made in respect of such debt security, or (2) a Conversion Event (as defined below) occurs in respect of the Foreign Currency in which such deposit has been made, the indebtedness represented by such debt security will be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of, any premium and interest on, if any, and any additional amounts, if any, with respect to, such debt security as such debt security becomes due out of the proceeds yielded by converting the amount or other properties so deposited in respect of such debt security into the currency in which such debt security becomes payable as a result of such election or such Conversion Event based on (a) in the case of payments made pursuant to clause (1) above, the applicable market exchange rate for such currency in effect on the second business day prior to such payment date, or (b) with respect to a Conversion Event, the applicable market exchange rate for such Foreign Currency in effect (as nearly as feasible) at the time of the Conversion Event.

“Conversion Event” means the cessation of use of (1) a Foreign Currency both by the government of the country or countries which issued such Foreign Currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community or (2) any currency unit or composite currency for the purposes for which it was established.

In the event Allied World Bermuda effects covenant defeasance with respect to any debt securities and such debt securities are declared due and payable because of the occurrence of any Event of Default other than an Event of Default with respect to any covenant as to which there has been covenant defeasance, the amount in such Foreign Currency in which such debt securities are payable, and Government Obligations on deposit with the trustee, will be sufficient to pay amounts due on such debt securities at the time of the stated maturity or redemption date but may not be sufficient to pay amounts due on such debt securities at the time of the acceleration resulting from such Event of Default. However, Allied World Bermuda would remain liable to make payment of such amounts due at the time of acceleration.

REDEMPTION

Unless otherwise described in a prospectus supplement relating to any debt securities, Allied World Bermuda may, at its option, redeem any series of debt securities, in whole or in part, at any time at the redemption price. Unless otherwise described in a prospectus supplement, debt securities will not be subject to sinking fund or other mandatory redemption or to redemption or repurchase at the option of the holders upon a change of control, a change in management, an asset sale or any other specified event. Allied World Bermuda does not currently have any debt securities outstanding that are subject to redemption or repurchase at the option of the holders. Allied World Bermuda will include appropriate risk factor disclosure in any prospectus supplement prepared in connection with the issuance of debt securities that are subject to redemption or repurchase at the option of the holders.

In the case where debt securities of a series provide for the payment of additional amounts, Allied World Bermuda may redeem such debt securities at its option, in whole but not in part, at a redemption price equal to 100% of the principal amount, together with accrued and unpaid interest and additional amounts, if any, to the date fixed for redemption, if at any time, we receive an opinion of counsel stating that as a result of any change to the laws of any relevant taxing jurisdiction, any action taken by the relevant taxing jurisdiction which action is applied with respect to Allied World Bermuda or a decision rendered by a court of such relevant taxing jurisdiction, there is a substantial probability that Allied World Bermuda will be required to pay additional amounts as of the next interest payment date and such requirements cannot be avoided by the use or reasonable measures then available. Any such redemption will be subject to the redemption provisions in each indenture.

Unless otherwise described in a prospectus supplement, notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of debt securities to be redeemed at its registered address. Unless Allied World Bermuda defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the debt securities or portions thereof called for redemption.

GLOBAL SECURITIES

The debt securities of a series may be issued in whole or in part in the form of one or more global debt securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement relating to such series.

The specific terms of the depositary arrangement with respect to a series of the debt securities will be described in the prospectus supplement relating to such series. We anticipate that the following provisions will apply to all depositary arrangements.

Upon the issuance of a global security, the depositary for such global security or its nominee will credit, on its book-entry registration and transfer system, the respective principal amounts of the debt securities represented by such global security. Such accounts will be designated by the underwriters or agents with respect to such debt securities or by Allied World Bermuda if such debt securities are offered and sold directly by Allied World Bermuda. Ownership of beneficial interests in a global security will be limited to persons that may hold interests through participants. Ownership of beneficial interests in such global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary or its nominee (with respect to interests of participants) and on the records of participants (with respect to interests of persons other than participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a global security.

So long as the depositary for a global security, or its nominee, is the registered owner of such global security, such depositary or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by such global security for all purposes under the applicable indenture. Except as described below, owners of beneficial interests in a global security will not be entitled to have the debt securities of the series represented by such global security registered in their names and will not receive or be entitled to receive physical delivery of the debt securities of that series in definitive form.

Principal of, any premium and interest on, and any additional amounts with respect to, the debt securities registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global security representing such debt securities. None of the trustee, any paying agent, the security registrar, or Allied World will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the global security for such debt securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

We expect that the depositary for a series of the debt securities or its nominee, upon receipt of any payment with respect to such debt securities, will credit immediately participants’ accounts with payments in amounts proportionate to their respective beneficial interest in the principal amount of the global security for such debt securities as shown on the records of such depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in “street name”, and will be the responsibility of such participants.

The indentures provide that if:

•

the depositary for a series of the debt securities notifies Allied World Bermuda that it is unwilling or unable to continue as depositary or if such depositary ceases to be eligible under the applicable indenture and a successor depositary is not appointed by us within 90 days of written notice;

•

Allied World Bermuda determines that the debt securities of a particular series will no longer be represented by global securities and executes and delivers to the trustee a company order to such effect;

•	an Event of Default with respect to a series of the debt securities has occurred and is continuing; or

•	the global securities will be exchanged for the debt securities of such series in definitive form of like tenor and of an equal aggregate principal amount, in authorized denominations;

then such definitive debt securities will be registered in such name or names as the depositary shall instruct the trustee. It is expected that such instructions may be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in global securities.

PAYMENT OF ADDITIONAL AMOUNTS

If the debt securities of a series provide for the payment of additional amounts on account of taxes, fees, assessments or governmental charges as will be described in the related prospectus supplement, Allied World Bermuda will pay to the holder of the debt securities of such series the additional amounts as described herein and therein.

Allied World Bermuda will make all payments of principal of and premium, if any, interest and any other amounts on, or in respect of, the debt securities of any series without withholding or deduction at source for, or on account of, any present or future taxes, fees, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of any jurisdiction in which we are organized (a “taxing jurisdiction”) or any political subdivision or taxing authority thereof or therein, unless such taxes, fees, duties, assessments or governmental charges are required to be withheld or deducted by (x) the laws (or any regulations or rulings promulgated thereunder) of a taxing jurisdiction or any political subdivision or taxing authority thereof or therein or (y) an official position regarding the application, administration, interpretation or enforcement of any such laws, regulations or rulings (including, without limitation, a holding by a court of competent jurisdiction or by a taxing authority in a taxing jurisdiction or any political subdivision thereof). If a withholding or deduction at source is required, Allied World Bermuda will, subject to certain limitations and exceptions described below, pay to the holder of any such debt security such additional amounts as may be necessary so that every net payment of principal, premium, if any, interest or any other amount made to such holder, after the withholding or deduction, will not be less than the amount provided for in such debt security and the applicable indenture to be then due and payable.

Notwithstanding the foregoing, Allied World Bermuda will not be required to pay any additional amounts for or on account of:

(1)	any tax, fee, duty, assessment or governmental charge of whatever nature which would not have been imposed but for the fact that such holder (a) was a resident, domiciliary or national of, or engaged in business or maintained a permanent establishment or was physically present in, the relevant taxing jurisdiction or any political subdivision thereof or otherwise had some connection with the relevant taxing jurisdiction other than by reason of the mere ownership of, or receipt of payment under, such debt security, (b) presented such debt security for payment in the relevant taxing jurisdiction or any political subdivision thereof, unless such debt security could not have been presented for payment elsewhere, or (c) presented such debt security for payment more than 30 days after the date on which the payment in respect of such debt security became due and payable or provided for, whichever is later, except to the extent that the holder would have been entitled to such additional amounts if it had presented such debt security for payment on any day within that 30-day period;

(2)	any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge;

(3)	any tax, assessment or other governmental charge that is imposed or withheld by reason of the failure by the holder or the beneficial owner of such debt security to comply with any reasonable request by us addressed to the holder within 90 days of such request (a) to provide information concerning the nationality, residence or identity of the holder or such beneficial owner or (b) to make any declaration or other similar claim or satisfy any information or reporting requirement, which is required or imposed by statute, treaty, regulation or administrative practice of the relevant taxing jurisdiction or any political subdivision thereof as a precondition to exemption from all or part of such tax, assessment or other governmental charge; or

(4)	any combination of items (1), (2), and (3).

In addition, Allied World Bermuda will not pay additional amounts with respect to any payment of principal of, or premium, if any, interest or any other amounts on, any such debt security to any holder who is a fiduciary or partnership or other than the sole beneficial owner of such debt security to the extent such payment would be required by the laws of the relevant taxing jurisdiction (or any political subdivision or relevant taxing authority thereof or therein) to be included in the income for tax purposes of a beneficiary or partner or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to such additional amounts had it been the holder of the debt security.

As further described above under “— Redemption”, in certain cases where debt securities of a series provide for the payment of additional amounts, Allied World Bermuda may redeem such debt securities at its option, in whole but not in part, at a redemption price equal to 100% of the principal amount, together with accrued and unpaid interest and additional amounts, if any, to the date fixed for redemption.

NEW YORK LAW TO GOVERN

The indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York applicable to agreements made or instruments entered into and, in each case, performed in that state.

CERTAIN PROVISIONS APPLICABLE TO SUBORDINATED DEBT SECURITIES

SUBORDINATION OF THE SUBORDINATED DEBT SECURITIES ISSUED BY ALLIED WORLD BERMUDA

Allied World Bermuda’s subordinated debt securities will, to the extent set forth in the applicable subordinated indenture, be subordinate in right of payment to the prior payment in full of all our Senior Indebtedness. In the event of:

(1)	any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to us or to our creditors, as such, or to our assets; or

(2)	any voluntary or involuntary liquidation, dissolution or other winding up of ours, whether or not involving insolvency or bankruptcy; or

(3)	any assignment for the benefit of creditors or any other marshalling of assets and liabilities of ours,

then and in any such event the holders of our Senior Indebtedness will be entitled to receive payment in full of all amounts due or to become due on or in respect of all such Senior Indebtedness, or provision will be made for such payment in cash, before the holders of the subordinated debt securities are entitled to receive or retain any payment on account of principal of, or any premium or interest on, or any additional amounts with respect to, subordinated debt securities, and to that end the holders of our Senior Indebtedness will be entitled to receive, for application to the payment thereof, any payment or distribution of any kind or character, whether in cash, property or securities, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other Indebtedness of ours being subordinated to the payment of our subordinated debt securities, which may be payable or deliverable in respect of our subordinated debt securities in any such case, proceeding, dissolution, liquidation or other winding up event.

By reason of such subordination, in the event of our liquidation or insolvency, holders of our Senior Indebtedness and holders of other obligations of ours that are not subordinated to our Senior Indebtedness may recover more, ratably, than the holders of our subordinated debt securities.

Subject to the payment in full of all Senior Indebtedness of ours, the rights of the holders of our subordinated debt securities will be subrogated to the rights of the holders of our Senior Indebtedness to receive payments or distributions of cash, property or securities of ours applicable to such Senior Indebtedness until the principal of, any premium and interest on, and any additional amounts with respect to, our subordinated debt securities have been paid in full.

No payment of principal (including redemption and sinking fund payments) of or any premium or interest on or any additional amounts with respect to Allied World Bermuda’s subordinated debt securities, or payments to acquire such securities (other than pursuant to their conversion), may be made (1) if any Senior Indebtedness of ours is not paid when due and any applicable grace period with respect to such default has ended and such default has not been cured or waived or ceased to exist, or (2) if the maturity of any Senior Indebtedness of ours has been accelerated because of a default.

Allied World Bermuda’s subordinated indenture does not limit or prohibit Allied World Bermuda from incurring additional Senior Indebtedness, which may include Indebtedness that is senior to Allied World Bermuda’s subordinated debt securities, but subordinate to Allied World Bermuda’s other obligations. The senior debt securities issued by Allied World Bermuda will constitute Senior Indebtedness under Allied World Bermuda’s subordinated indenture.

For purposes of this section, the term “Senior Indebtedness” means all Indebtedness of Allied World Bermuda outstanding at any time, except:

(1)	the subordinated debt securities;

(2)	Indebtedness as to which, by the terms of the instrument creating or evidencing the same, it is provided that such Indebtedness is subordinated to or ranks equally with our subordinated debt securities;

(3)	Indebtedness of Allied World Bermuda to an Affiliate of Allied World Bermuda;

(4)	interest accruing after the filing of a petition initiating any bankruptcy, insolvency or other similar proceeding unless such interest is an allowed claim enforceable against us in a proceeding under federal or state bankruptcy laws; and

(5)	trade accounts payable.

Such Senior Indebtedness will continue to be Senior Indebtedness and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness.

Allied World Bermuda’s subordinated indenture provides that the foregoing subordination provisions, insofar as they relate to any particular issue of our subordinated debt securities, may be changed prior to such issuance. Any such change would be described in the related prospectus supplement.

INFORMATION CONCERNING THE TRUSTEE

The trustee for any offering of debt securities will be named in the applicable prospectus supplement.

Allied World may from time to time borrow from, maintain deposit accounts with and conduct other banking transactions with the trustee and its affiliates in the ordinary course of business.

Under each indenture, the trustee is required to transmit annual reports to all holders regarding its eligibility and qualifications as trustee under the applicable indenture and related matters.

DESCRIPTION OF THE DEBT SECURITIES GUARANTEES

Concurrently with any issuance by Allied World Bermuda of senior debt securities, Allied World Switzerland may execute and deliver a senior debt securities guarantee for the benefit of the holders from time to time of such senior debt securities. The trustee will act as guarantee trustee under the senior debt securities guarantee for the purposes of compliance with the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The senior debt securities guarantee will be qualified as an indenture under the Trust Indenture Act.

The following summary sets forth the material terms and provisions of Allied World Switzerland’s guarantee of the senior debt securities of Allied World Bermuda, a copy of which will be filed as an exhibit to a Current Report on Form 8-K in connection with such offering of the guarantee of senior debt securities. Because the following summary of certain provisions of the guarantees is not complete, you should refer to the copy of the guarantee of the senior debt securities for complete information regarding the terms and provisions of such guarantee.

The applicable prospectus supplement will describe the specific terms of the guarantee and the Trust Indenture Act also contains information regarding the provisions of the guarantees. To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in the applicable prospectus supplement, on the other hand, the information in the prospectus supplement shall control.

The indenture trustee, as guarantee trustee under each guarantee, will hold the applicable guarantee for the benefit of the holders of the related debt securities.

GENERAL

Allied World Switzerland may fully and unconditionally guarantee all obligations of Allied World Bermuda under the applicable indenture and the related debt securities.

Because Allied World Switzerland is a holding company, its rights and the rights of its creditors (including the holders of its debt securities and the holders of the Allied World Bermuda debt securities who are creditors of Allied World Switzerland by virtue of its guarantee of the debt securities issued by Allied World Bermuda) and shareholders to participate in distributions by certain of our subsidiaries upon that subsidiary’s liquidation or reorganization or otherwise would be subject to the prior claims of that subsidiary’s creditors, except to the extent that Allied World Switzerland may itself be a creditor with recognized claims against that subsidiary or its creditor may have the benefit of a guaranty from Allied World Switzerland’s subsidiary. None of Allied World Switzerland’s creditors has the benefit of a guaranty from any of its subsidiaries. The rights of Allied World Switzerland’s creditors (including the holders of its debt securities and the holders of Allied World Bermuda’s debt securities who are creditors of Allied World Switzerland by virtue of its guarantee of the debt securities issued by Allied World Bermuda, as the case may be) to participate in the distribution of stock owned by Allied World Switzerland in certain of its subsidiaries, including its insurance subsidiaries, may also be subject to approval by certain insurance regulatory authorities having jurisdiction over such subsidiaries.

Except to the extent otherwise provided in the applicable guarantee, Allied World Switzerland may make all payments of principal of and interest and any other amounts on, or in respect of, the debt securities of any series.

DESCRIPTION OF THE WARRANTS TO PURCHASE COMMON SHARES

The following statements with respect to the common share warrants are summaries of, and subject to, the detailed provisions of a share warrant agreement to be entered into by us and a share warrant agent to be selected at the time of issue, a copy of which will be filed as an exhibit to a Current Report on Form 8-K in connection with such offering of common share warrants. Because the following summary of certain provisions of the common share warrants is not complete, you should refer to the copy of the share warrant agreement for complete information regarding the terms and provisions of such common share warrants.

The applicable prospectus supplement will describe the specific terms of the warrants offered by that prospectus supplement and any general terms outlined in this section that will not apply to those warrants. To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in the applicable prospectus supplement, on the other hand, the information in the prospectus supplement shall control.

GENERAL

The share warrants, evidenced by share warrant certificates, may be issued under the share warrant agreement independently or together with any other securities offered by any prospectus supplement and may be attached to or separate from such other offered securities. If share warrants are offered, the related prospectus supplement will describe the designation and terms of the share warrants, including, without limitation, the following:

•	the offering price, if any;

•	the designation and terms of the common shares purchasable upon exercise of the share warrants;

•	if applicable, the date on and after which the share warrants and the related offered securities will be separately transferable;

•	the number of common shares purchasable upon exercise of one share warrant and the initial price at which such shares may be purchased upon exercise;

•	the date on which the right to exercise the share warrants shall commence and the date on which such right shall expire;

•	a discussion of certain U.S. federal income tax considerations;

•	a discussion of potential Swiss tax considerations;

•	the call provisions, if any;

•	the currency, currencies or currency units in which the offering price, if any, and exercise price are payable;

•	the antidilution provisions of the share warrants; and

•	any other terms of the share warrants.

The common shares issuable upon exercise of the share warrants will, when issued in accordance with the share warrant agreement, be fully paid and nonassessable.

EXERCISE OF SHARE WARRANTS

Share warrants may be exercised by surrendering to the share warrant agent the share warrant certificate with the form of election to purchase on the reverse thereof duly completed and signed by the warrantholder, or its duly authorized agent (such signature to be guaranteed by a bank or trust company, by a broker or dealer which is a member of the Financial Industry Regulatory Authority or by a member of a national securities exchange), indicating the warrantholder’s election to exercise all or a portion of the share warrants evidenced by the certificate. Surrendered share warrant certificates shall be accompanied by payment of the aggregate exercise price of the share warrants to be exercised, as set forth in the related prospectus supplement, in lawful money of the United States, unless otherwise provided in the related prospectus supplement. Upon receipt thereof by the share warrant agent, the share warrant agent will requisition from the transfer agent for the common shares for issuance and delivery to or upon the written order of the exercising warrantholder, a certificate representing the number of common shares purchased. If less than all of the share warrants evidenced by any share warrant certificate are exercised, the share warrant agent shall deliver to the exercising warrantholder a new share warrant certificate representing the unexercised share warrants.

ANTIDILUTION AND OTHER PROVISIONS

The exercise price payable and the number of common shares purchasable upon the exercise of each share warrant and the number of share warrants outstanding will be subject to adjustment in certain events, including the issuance of a stock dividend to holders of common shares or a combination, subdivision or reclassification of common shares. In lieu of adjusting the number of common shares purchasable upon exercise of each share warrant, we may elect to adjust the number of share warrants. No adjustment in the number of shares purchasable upon exercise of the share warrants may be required until cumulative adjustments require an adjustment of at least 1% thereof. We may, at our option, reduce the exercise price at any time. No fractional shares will be issued upon exercise of share warrants, but we will pay the cash value of any fractional shares otherwise issuable. Notwithstanding the foregoing, in case of our consolidation, merger, or sale or conveyance of our property as an entirety or substantially as an entirety, the holder of each outstanding share warrant shall have the right to the kind and amount of shares of stock and other securities and property (including cash) receivable by a holder of the number of common shares into which such share warrants were exercisable immediately prior thereto.

NO RIGHTS AS SHAREHOLDERS

Holders of share warrants will not be entitled, by virtue of being such holders, to vote, to consent, to receive dividends, to receive notice as shareholders with respect to any shareholder meeting for the election of our directors or any other matter, or to exercise any rights whatsoever as our shareholders.

DESCRIPTION OF THE WARRANTS TO PURCHASE DEBT SECURITIES

The following statements with respect to the debt warrants are summaries of, and subject to, the detailed provisions of a debt warrant agreement to be entered into by us and a debt warrant agent to be selected at the time of issue, a copy of which will be filed as an exhibit to a Current Report on Form 8-K in connection with such offering of debt warrants. Because the following summary of certain provisions of the debt warrants is not complete, you should refer to the copy of the debt warrant agreement for complete information regarding the terms and provisions of such debt warrants.

The applicable prospectus supplement will describe the specific terms of the debt warrants offered by that prospectus supplement and any general terms outlined in this section that will not apply to those debt warrants. To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in the applicable prospectus supplement, on the other hand, the information in the prospectus supplement shall control.

GENERAL

The debt warrants, evidenced by debt warrant certificates, may be issued under the debt warrant agreement independently or together with any other securities offered by any prospectus supplement and may be attached to or separate from such other offered securities. If debt warrants are offered, the related prospectus supplement will describe the designation and terms of the debt warrants, including, without limitation, the following:

•	the offering price, if any;

•	the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants;

•	if applicable, the date on and after which the debt warrants and the related offered securities will be separately transferable;

•	the principal amount of debt securities purchasable upon exercise of one debt warrant and the price at which such principal amount of debt securities may be purchased upon exercise;

•	the date on which the right to exercise the debt warrants shall commence and the date on which such right shall expire;

•	a discussion of certain U.S. federal income tax considerations;

•	a discussion of potential Bermuda tax considerations;

•	whether the warrants represented by the debt warrant certificates will be issued in registered or bearer form;

•	the currency, currencies or currency units in which the offering price, if any, and exercise price are payable;

•	the antidilution provisions of the debt warrants; and

•	any other terms of the debt warrants.

Warrantholders will not have any of the rights of holders of debt securities, including the right to receive the payment of principal of, any premium or interest on, or any additional amounts with respect to, the debt securities or to enforce any of the covenants of the debt securities or the applicable indenture except as otherwise provided in the applicable indenture.

EXERCISE OF DEBT WARRANTS

Debt warrants may be exercised by surrendering the debt warrant certificate at the office of the debt warrant agent, with the form of election to purchase on the reverse side of the debt warrant certificate properly completed and executed (with signature(s) guaranteed by a bank or trust company, by a broker or dealer which is a member of Financial Industry Regulatory Authority or by a member of a national securities exchange), and by payment in full of the exercise price, as set forth in the related prospectus supplement. Upon the exercise of debt warrants, we will issue the debt securities in authorized denominations in accordance with the instructions of the exercising warrantholder. If less than all of the debt warrants evidenced by the debt warrant certificate are exercised, a new debt warrant certificate will be issued for the remaining number of debt warrants.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, Allied World Switzerland and Allied World Bermuda may issue units consisting of one or more warrants, debt securities, common shares of Allied World Switzerland or any combination of such securities. The applicable prospectus supplement will describe:

(1)	the terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

(2)	a description of the terms of any unit agreement governing the units; and

(3)	a description of the provisions for the payment, settlement, transfer or exchange of the units.

PLAN OF DISTRIBUTION

The issuers may sell offered securities in any one or more of the following ways from time to time:

(1)	through agents;

(2)	to or through underwriters;

(3)	through dealers; or

(4)	directly to purchasers.

In addition, the issuers may enter into derivative or other hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with such a transaction the third parties may, pursuant to this prospectus and the applicable prospectus supplement, and subject to receiving the prior written consent of the Bermuda Monetary Authority, if applicable, sell securities covered by this prospectus and applicable prospectus supplement. If so, the third party may use securities borrowed from others to settle such sales and may use securities received from us to close out any related short positions. Subject to receiving the prior written consent of the Bermuda Monetary Authority, if applicable, we may also loan or pledge securities covered by this prospectus and the applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement.

The prospectus supplement with respect to the offered securities will set forth the terms of the offering of the offered securities, including the name or names of any underwriters, dealers or agents; the purchase price of the offered securities and the proceeds to the respective issuers from such sale; any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation; any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers and any securities exchange on which such offered securities may be listed. Any initial public offering price, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

The distribution of the offered securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

Offers to purchase offered securities may be solicited by agents designated by us from time to time. Any such agent involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth, in the applicable prospectus supplement. Unless otherwise indicated in such prospectus supplement, any such agent will be acting on a reasonable best efforts basis for the period of its appointment. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act of 1933, as amended (the “Securities Act”), of the offered securities so offered and sold.

If offered securities are sold by means of an underwritten offering, the issuer will execute an underwriting agreement with an underwriter or underwriters, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any, will be set forth in the prospectus supplement which will be used by the underwriters to make resales of the offered securities. If underwriters are utilized in the sale of the offered securities, the offered securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale.

Each underwriter, dealer and agent participating in the distribution of any offered securities which are issuable in bearer form will agree that it will not offer, sell, resell or deliver, directly or indirectly, offered securities in bearer form in the U.S. or to U.S. persons except as otherwise permitted by Treasury Regulations Section 1.163-5(c)(2)(i)(D).

Offered securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters. If any underwriter or underwriters are utilized in the sale of the offered securities, unless otherwise indicated in the prospectus supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters with respect to a sale of offered securities will be obligated to purchase all such offered securities of a series if any are purchased.

We may grant to the underwriters options to purchase additional offered securities, to cover over-allotments, if any, at the public offering price (with additional underwriting discounts or commissions), as may be set forth in the prospectus supplement relating thereto. If we grant any over-allotment option, the terms of such over-allotment option will be set forth in the prospectus supplement relating to such offered securities.

If a dealer is utilized in the sales of offered securities in respect of which this prospectus is delivered, we will sell such offered securities to the dealer as principal. The dealer may then resell such offered securities to the public at varying prices to be determined by such dealer at the time of resale. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the offered securities so offered and sold. The name of the dealer and the terms of the transaction will be set forth in the related prospectus supplement.

Offers to purchase offered securities may be solicited directly by us and the sale thereof may be made by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The terms of any such sales will be described in the related prospectus supplement.

Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms (“remarketing firms”), acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as such term is defined in the Securities Act, in connection with the offered securities remarketed thereby.

We may sell equity securities in an offering “at the market” as defined in Rule 415 under the Securities Act. A post-effective amendment to this registration statement will be filed to identify the underwriter(s) at the time of the take-down for “at the market” offerings.

Underwriters and purchasers that are deemed underwriters under the Securities Act may engage in transactions that stabilize, maintain or otherwise affect the price of the securities, including the entry of stabilizing bids or syndicate covering transactions or the imposition of penalty bids. Such purchasers will be subject to the applicable provisions of the Securities Act and Exchange Act and the rules and regulations thereunder, including Rule 10b-5 and Regulation M. Regulation M may restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities with respect to those securities. In addition, the anti-manipulation rules under the Exchange Act may apply to sales of the securities in the market. All of the foregoing may affect the marketability of the securities and the ability of any person to engage in market-making activities with respect to the securities.

Agents, underwriters, dealers, remarketing firms and other third parties described above may be entitled under relevant underwriting and other agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act that may arise from any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission to state a material fact in this prospectus, any supplement or amendment hereto, or in the registration statement of which this prospectus forms a part, or to contribution with respect to payments which the agents, underwriters or dealers may be required to make.

If so indicated in the prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase offered securities from us pursuant to contracts providing for payments and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by us. The obligations of any purchaser under any such contract will be subject to the condition that the purchase of the offered securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

Disclosure in the prospectus supplement of our use of delayed delivery contracts will include the commission that underwriters and agents soliciting purchases of the securities under delayed contracts will be entitled to receive in addition to the date when we will demand payment and delivery of the securities under the delayed delivery contracts. These delayed delivery contracts will be subject only to the conditions described in the prospectus supplement.

Each series of offered securities will be a new issue and, other than the common shares, which are listed on the New York Stock Exchange, will have no established trading market. We may elect to list any series of offered securities on an exchange, and in the case of the common shares, on any additional exchange, but, unless otherwise specified in the applicable prospectus supplement, we will not be obligated to do so. No assurance can be given as to the liquidity of the trading market for any of the offered securities.

Underwriters, dealers, agents and remarketing firms may be customers of, engage in transactions with, or perform services for us and our subsidiaries in the ordinary course of business.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Commission a registration statement on Form S-3 under the Securities Act relating to the common shares of Allied World Switzerland, debt securities of Allied World Bermuda, guarantees of debt securities of Allied World Bermuda, warrants to purchase common shares of Allied World Switzerland, warrants to purchase debt securities of Allied World Bermuda and units described in this prospectus. This prospectus is a part of the registration statement, but the registration statement also contains additional information and exhibits.

We are subject to the informational requirements of the Exchange Act. Accordingly, we file annual, quarterly and current reports, proxy statements and other reports with the Commission. You can read and copy the registration statement and the reports that we file with the Commission at the Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Copies of such material can also be obtained from the Public Reference Section of the Commission, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates.

Our filings with the Commission are also available from the Commission’s website at http://www.sec.gov. and on our website at http://www.awac.com. Please call the Commission’s toll-free telephone number at 1-800-SEC-0330 if you need further information about the operation of the Commission’s Public Reference Room. Our common shares are listed on the New York Stock Exchange under the symbol “AWH” and our reports can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, 17th Floor, New York, New York 10005.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

Allied World Switzerland files annual, quarterly and current reports, proxy statements and other information with the Commission. The Commission allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus. Any statement contained in a document which is incorporated by reference in this prospectus is automatically updated and superseded if information contained in this prospectus, or information that we later file with the Commission, modifies or replaces this information. All documents we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the initial filing of this registration statement and after the date of this prospectus and until we sell all the securities shall be deemed to be incorporated by reference into this prospectus. We incorporate by reference the following previously filed documents (other than information furnished pursuant to Item 2.02 or Item 7.01 of a Current Report on Form 8-K):

(1)	Our Current Reports on Form 8-K filed with the Commission on February 28, March 7, April 5, April 11, May 9, June 1, June 13, August 3, and September 5, 2012;

(2)	Our Quarterly Reports on Form 10-Q for the quarters ended June 30 and March 31, 2012 filed with the Commission on August 3 and May 9, 2012, respectively;

(3)	Our Annual Report on Form 10-K for the year ended December 31, 2011 filed with the commission on February 29, 2012;

(4)	Our definitive Proxy Statement on Schedule 14A filed with the Commission on March 16, 2012.

To receive a free copy of any of the documents incorporated by reference in this Prospectus (other than exhibits) call or write us at the following address: Allied World Assurance Company Holdings, AG, Lindenstrasse 8, 6340 Baar, Zug, Switzerland, attention: Wayne H. Datz, Corporate Secretary, or via e-mail to secretary@awac.com.

LEGAL OPINIONS

Certain legal matters with respect to the United States of America, New York and Delaware law with respect to the validity of the offered securities will be passed upon for us by Willkie Farr & Gallagher LLP, New York, New York. Certain legal matters with respect to Swiss law will be passed upon for us by Baker & MacKenzie Zurich. Certain legal matters with respect to Bermuda law will be passed upon for us by Conyers Dill & Pearman Limited, Hamilton, Bermuda. Additional legal matters may be passed on for us or any underwriters, dealers or agents by counsel which will be named in the applicable prospectus supplement.

EXPERTS

The financial statements and the related financial statement schedules of Allied World incorporated herein by reference from Allied World’s Annual Report on Form l0-K and the effectiveness of Allied World’s internal control over financial reporting have been audited by Deloitte & Touche Ltd., an independent registered public accounting firm, as stated in their reports which are incorporated herein by reference which (1) expresses an unqualified opinion on the financial statements and financial statement schedules and includes an explanatory paragraph referring to Note 2 to the consolidated financial statements, where the Company has disclosed its change of method of accounting for other-than-temporary impairments of debt securities as of April 1, 2009 due to the required adoption of new Financial Accounting Standards Board guidance and (2) expresses an unqualified opinion on the effectiveness of internal control over financial reporting. Such financial statements and financial statement schedules have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

ENFORCEMENT OF CIVIL LIABILITIES UNDER

UNITED STATES FEDERAL SECURITIES LAWS

Allied World Switzerland. Switzerland and the United States do not have a treaty providing for reciprocal recognition and enforcement of judgments in civil and commercial matters. The recognition and enforcement of a judgment of the courts of the United States in Switzerland is governed by the principles set forth in the Swiss Federal Act on Private International Law. This statute provides in principle that a judgment rendered by a non-Swiss court may be enforced in Switzerland only if:

•	the foreign court had jurisdiction pursuant to the Swiss Federal Act on Private International Law;

•	the judgment of such foreign court has become final and non-appealable;

•

no reason for refusal in the sense of Article 27 of the Swiss Federal Act on Private International Law is given (in particular, but not limited to, the decision does not contravene Swiss public policy); and

•	the court procedures and the service of documents leading to the judgment were in accordance with the due process of law, legal precedent and similar requirements.

Allied World Bermuda. Allied World Bermuda has been advised by its Bermuda counsel, Conyers Dill & Pearman Limited, that a judgment for the payment of money rendered by a court in the United States of America based on civil liability would not be automatically enforceable in Bermuda. There is no treaty between Bermuda and the United States of America providing for the reciprocal enforcement of foreign judgments. Allied World Bermuda has also been advised by Conyers Dill & Pearman Limited that the courts of Bermuda would recognise as a valid judgment, a final and conclusive judgment in personam obtained in a court in the United States of America against Allied World Bermuda under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) and would give a judgment based thereon provided that (a) such courts had proper jurisdiction over the parties subject to such judgment, (b) such courts did not contravene the rules of natural justice of Bermuda,

(c) such judgment was not obtained by fraud, (d) the enforcement of the judgment would not be contrary to the public policy of Bermuda, (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of Bermuda, and (f) there is due compliance with the correct procedures under the laws of Bermuda.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT. WE HAVE NOT AUTHORIZED ANYONE ELSE TO PROVIDE YOU WITH DIFFERENT INFORMATION. WE ARE OFFERING THESE SECURITIES ONLY IN STATES WHERE THE OFFER IS PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THOSE DOCUMENTS. OUR BUSINESS, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND PROSPECTS MAY HAVE CHANGED SINCE THAT DATE.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities registered hereby, other than underwriting discounts and commissions:

Securities and Exchange Commission registration fee	$	*
Trustee’s fees and expenses		20,000
Printing and engraving expenses		100,000
Rating agency fees		125,000
Accounting fees and expenses		30,000
Legal fees and expenses		75,000
Blue Sky fees and expenses		10,000

Total		$360,000

*	To be deferred pursuant to Rule 456(b) and calculated in connection with an offering of securities under this Registration Statement pursuant to Rule 457(r) under the Securities Act of 1933, as amended.

ITEM 15.	INDEMNIFICATION OF OFFICERS AND DIRECTORS

Allied World Switzerland. Although this area of law is unsettled in Switzerland, we believe, based on the interpretation of certain leading Swiss legal scholars (the opinions of which are persuasive authority in Switzerland), that under Swiss law, the company may indemnify its directors and officers unless the indemnification results from a breach of their duties, which breach constitutes gross negligence or intentional breach of duty. Allied World Switzerland’s articles of association authorize the company to indemnify its directors and officers and to advance expenses (except in cases where Allied World Switzerland is proceeding against an officer or director) to defend claims against directors and officers mandatory on the part of Allied World Switzerland to the fullest extent allowed by law. Under Allied World Switzerland’s articles of association, a director or officer may not be indemnified if such person is found, in a final judgment or decree not subject to appeal, to have committed an intentional or grossly negligent breach of his or her statutory duties as a director or officer. Swiss law permits the company, or each director or officer individually, to purchase and maintain insurance on behalf of such directors and officers. Allied World Switzerland has purchased and maintains a directors’ and officers’ liability policy for such a purpose.

Allied World Switzerland also enters into indemnification agreements with each of its directors and executive officers that provide for indemnification and expense advancement and include related provisions meant to facilitate the indemnitee’s receipt of such benefits. The agreements provide that Allied World Switzerland will indemnify each director and executive officer against claims arising out of such director or executive officer’s service to the company to the fullest extent permitted by law; provided that such director or executive officer acted in good faith and reasonably believed that he was acting in the best interests of Allied World Switzerland and, in addition, with respect to any criminal proceeding, that he had no reasonable cause to believe that his conduct was unlawful. A director or executive officer will not be entitled to indemnification in respect of any claim as to which the director or executive officer is adjudged in a final and non-appealable judgment to have committed an intentional or grossly negligent breach of his duties. The agreements provide that expense advancement is provided subject to an undertaking by the indemnitee to repay amounts advanced if it is ultimately determined that he is not entitled to indemnification. The board of directors of Allied World Switzerland (if a majority of the board is disinterested in the claim under which the officer or director is seeking indemnification) or an independent counsel will determine whether an indemnification payment or expense advance should be made in any particular instance and the executive officer or director seeking indemnification may challenge such determination.

Allied World Bermuda. Under the Companies Act 1981 (the “Companies Act”), a company may indemnify its directors and officers against any liability which by virtue of any rule of law would otherwise be imposed on them in respect of any negligence, default, breach of duty or breach of trust, except in cases where such liability arises from fraud or dishonesty of which such director or officer may be guilty in relation to the company or any of its subsidiaries.

The bye-laws of Allied World Bermuda provide that Allied World Bermuda shall indemnify its officers and directors in respect of their actions and omissions, except in respect of their fraud or dishonesty.

The Companies Act permits a company to purchase and maintain insurance for the benefit of any officer or director in respect of any loss or liability attaching to him in respect of any negligence, default, breach of duty or breach of trust, whether or not the company may otherwise indemnify such officer or director. As described above, Allied World Switzerland has purchased and maintains a directors’ and officers’ liability policy for such a purpose.

ITEM 16.	EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

See Exhibit Index included herewith which is incorporated herein by reference.

ITEM 17.	UNDERTAKINGS

(a)	The undersigned registrants hereby undertake:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by a registrant pursuant to section 13 or section 5(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining any liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of a registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, each undersigned registrant undertakes that in a primary offering of securities of an undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of an undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned registrant or used or referred to by an undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about an undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by an undersigned registrant to the purchaser.

(b)	The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of Allied World Switzerland’s annual report pursuant to section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

(d)	Insofar as indemnification for liabilities arising under the Securities Act of 1933, may be permitted to directors, officers or persons controlling the registrants pursuant to the provisions set forth or described in Part II, Item 15 of this registration statement, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 10th day of September 2012.

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, AG

By:	/s/ Scott A. Carmilani
Scott A. Carmilani
President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Scott A. Carmilani and Wesley D. Dupont, and each of them severally, as his or her true and lawful attorney-in-fact and agent, each acting along with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) and exhibits to the Registration Statement, and to any registration statement filed under Commission Rule 462, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons, in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Scott A. Carmilani Name: Scott A. Carmilani	President, Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	September 10, 2012

/s/ Joan H. Dillard Name: Joan H. Dillard	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	September 10, 2012

/s/ Barbara T. Alexander Name: Barbara T. Alexander	Director	September 10, 2012

/s/ James F. Duffy Name: James F. Duffy	Director	September 10, 2012

/s/ Bart Friedman Name: Bart Friedman	Vice Chairman of the Board	September 10, 2012

/s/ Scott Hunter Name: Scott Hunter	Director	September 10, 2012

/s/ Patrick de Saint-Aignan Name: Patrick de Saint-Aignan	Director	September 10, 2012

/s/ Samuel J. Weinhoff Name: Samuel J. Weinhoff	Director	September 10, 2012

/s/ Donald J. Puglisi Name: Puglisi & Associates	Authorized Representative in the United States	September 10, 2012

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 10th day of September 2012.

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, LTD

By:	/s/ Scott A. Carmilani
Name: Scott A. Carmilani
Title: President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Scott A. Carmilani and Wesley D. Dupont, and each of them severally, as his or her true and lawful attorney-in-fact and agent, each acting along with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) and exhibits to the Registration Statement, and to any registration statement filed under Commission Rule 462, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Commission and/or the Bermuda Registrar of Companies, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons, in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Scott A. Carmilani Name: Scott A. Carmilani	President, Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	September 10, 2012

/s/ Joan H. Dillard Name: Joan H. Dillard	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	September 10, 2012

/s/ Wesley D. Dupont Name: Wesley D. Dupont	Director	September 10, 2012

/s/ Frank N. D’Orazio Name: Frank N. D’Orazio	Director	September 10, 2012

/s/ Donald J. Puglisi Name: Puglisi & Associates	Authorized Representative in the United States	September 10, 2012

EXHIBIT INDEX

Exhibit Number	Description

1.1*	Underwriting Agreement

3.1(1)	Articles of Association of Allied World Assurance Company Holdings, AG

3.2(1)	Organizational Regulations of Allied World Assurance Company Holdings, AG

3.3(2)	Memorandum of Association of Allied World Assurance Company Holdings, Ltd

3.4	Fourth Amended and Restated Bye-laws of Allied World Assurance Company Holdings, Ltd

4.1(3)	Specimen Common Share Certificate of Allied World Assurance Company Holdings, AG

4.2*	Senior Indenture between Allied World Assurance Company Holdings, Ltd, as Issuer, and the trustee

4.3*	Subordinated Indenture between Allied World Assurance Company Holdings, Ltd, as Issuer, and the trustee

4.4*	Debt Securities Guarantee

4.5*	Share Warrant Agreement

4.6*	Share Warrant Certificate

4.6*	Debt Warrant Agreement

4.7*	Debt Warrant Certificate

4.8*	Unit Agreement

5.1	Opinion of Baker & MacKenzie Zurich as to the legality of the common shares and/or units

5.2	Opinion of Willkie Farr & Gallagher LLP as to the legality of the senior debt securities, subordinated debt securities, guarantee of debt securities and/or warrants

5.3	Opinion of Conyers Dill & Pearman Limited as to the legality of the senior debt securities and/or subordinated debt securities

8.1*	Opinion of Baker & MacKenzie Zurich as to certain tax matters

8.2*	Opinion of Willkie Farr & Gallagher LLP as to certain tax matters

8.3*	Opinion of Conyers Dill & Pearman Limited as to certain tax matters

12.1	Statement regarding the computation of ratio of earnings to fixed charges

23.1	Consent of Baker & MacKenzie Zurich (included in Exhibit 5.1)

23.2	Consent of Willkie Farr & Gallagher LLP (included in Exhibit 5.2)

23.3	Consent of Conyers Dill & Pearman Limited (included in Exhibit 5.3)

23.4	Consent of Deloitte & Touche Ltd.

24.1	Powers of Attorney (included on the signature pages hereto)

25.1*	Statement of Eligibility of the trustee on Form T-1, as trustee for the Senior Indenture of Allied World

25.2*	Statement of Eligibility of the trustee on Form T-1, as trustee for the Subordinated Indenture of Allied World

(1)	Incorporated herein by reference to the Current Report on Form 8-K of Allied World Assurance Company Holdings, AG filed with the Commission on August 3, 2012.

(2)	Incorporated by reference to the Registration Statement on Form S-1 of Allied World Assurance Company Holdings, Ltd filed with the Commission on March 17, 2006.
(3)	Incorporated herein by reference to the Annual Report on Form 10-K of Allied World Assurance Company Holdings, AG filed with the Commission on March 1, 2011.
*	To be filed, if necessary, subsequent to the effectiveness of this registration statement by an amendment to this registration statement or incorporated by reference pursuant to a Current Report on Form 8-K in connection with an offering of securities.